Exhibit (a)(1)(A)

ECHELON CORPORATION

OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS AND

STOCK APPRECIATION RIGHTS

FOR NEW STOCK APPRECIATION RIGHTS

This document constitutes part of the prospectus relating to the 1997 Stock Plan covering securities that have been registered under the Securities Act of 1933, as amended.

November 19, 2008

ECHELON CORPORATION

Offer to Exchange Certain Outstanding Options and

Stock Appreciation Rights for New Stock Appreciation Rights

This offer and withdrawal rights will expire at 9:00 p.m., Pacific Time,

on December 17, 2008 unless we extend them.

By this offer, Echelon Corporation or our subsidiaries (collectively referred to as “Echelon,” the “Company,” “we,” “our” or “us”) is giving eligible employees the opportunity to exchange some or all of their eligible outstanding Echelon stock options and stock appreciation rights, whether vested or unvested, for a new grant of stock appreciation rights (the “new SARs”).

If you participate in the offer, the number of new SARs you receive will depend on the exercise price of the options or stock appreciation rights that you exchange.

We will grant the new SARs on the same U.S. calendar day on which we cancel the exchanged awards (the “new grant date”). Although the grant will occur on the same day on which the offer expires, the grant will occur later in the day, following the expiration of the offer. We expect the new grant date to be December 17, 2008. If the expiration date is extended, the new grant date similarly will be delayed. The new SARs will be granted under the terms of the Company’s 1997 Stock Plan.

The vesting schedule of the new SARs will be determined on a grant-by-grant basis and will be determined based on the percentage of vested shares subject to the eligible awards that the new SARs replace. The vesting schedule of the new SARs is detailed in Section 9 of this Offer to Exchange Certain Outstanding Options and Stock Appreciation Rights for New Stock Appreciation Rights (the “Offer to Exchange”). Vesting is conditioned upon your continued service with us through each applicable vesting date. Your participation in this offer and the receipt of the new SARs does not provide any guarantee or promise of continued service with Echelon.

Our common stock is traded on the Nasdaq Global Market under the symbol “ELON.” On November 14, 2008, the closing price of our common stock was $5.91 per share. You should evaluate the risks related to our business, our common stock, and this offer, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer.

See “Risks of Participating in the Offer” beginning on page 16 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

If you choose to participate in the offer, you must deliver a completed election form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 9:00 p.m., Pacific Time, on December 17, 2008 to:

Marsha Larsen

Echelon Corporation

550 Meridian Avenue

Office # A3119

San Jose, CA 95126

Fax: (408) 790-3520

E-mail: mlarsen@echelon.com

Only responses that are complete, signed and actually received by Echelon by the deadline will be accepted. Echelon intends to confirm the receipt of your election form and/or any withdrawal form by e-mail within four (4) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your election form and/or withdrawal form. As noted above, responses must be submitted by facsimile, e-mail or hand delivery. Responses submitted by any other means, including interoffice mail or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to any of the following:

Kathleen B. Bloch	Mike Marszewski	Marcia Pugsley
Echelon Corporation	Echelon Corporation	Echelon Corporation
550 Meridian Avenue	550 Meridian Avenue	550 Meridian Avenue
San Jose, CA 95126	San Jose, CA 95126	San Jose, CA 95126
Phone: (408) 938-5382	Phone: (408) 938-5230	Phone: (408) 938-5213

Offer to Exchange Certain Outstanding Options and Stock Appreciation Rights

for New Stock Appreciation Rights dated November 19, 2008

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the new SARs in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of options and/or stock appreciation rights in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

TABLE OF CONTENTS

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS		1

RISKS OF PARTICIPATING IN THE OFFER		16

THE OFFER		33

1. Eligibility.		33

2. Number of awards; expiration date.		33

3. Purposes of the offer.		35

4. Procedures for electing to exchange awards.		36

5. Withdrawal rights and change of election.		38

6. Acceptance of awards for exchange and grant of new SARs.		40

7. Conditions of the offer.		40

8. Price range of shares underlying the awards.		42

9. Source and amount of consideration; terms of new SARs.		43

10. Information concerning Echelon.		49

11. Interests of directors and executive officers; transactions and arrangements concerning the awards.		50

12. Status of awards acquired by us in the offer; accounting consequences of the offer.		52

13. Legal matters; regulatory approvals.		52

14. Material income tax consequences.		53

15. Extension of offer; termination; amendment.		56

16. Fees and expenses.		57

17. Additional information.		57

18. Financial statements.		58

19. Miscellaneous.		58

SCHEDULE A	Information Concerning the Executive Officers and Directors of Echelon Corporation.	A-1
SCHEDULE B	Summary Financial Information of Echelon Corporation.	B-1
SCHEDULE C	Guide to Tax Issues in Australia.	C-1
SCHEDULE D	Guide to Tax Issues in Germany.	D-1
SCHEDULE E	Guide to Tax Issues in Hong Kong.	E-1
SCHEDULE F	Guide to Tax Issues in Italy.	F-1
SCHEDULE G	Guide to Tax Issues in Japan.	G-1
SCHEDULE H	Guide to Tax Issues in Korea.	H-1
SCHEDULE I	Guide to Tax Issues in the Netherlands.	I-1
SCHEDULE J	Guide to Tax Issues in Sweden.	J-1
SCHEDULE K	Guide to Tax Issues in Switzerland.	K-1
SCHEDULE L	Guide to Tax Issues in the United Kingdom.	L-1

i

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this offer. You should read carefully this entire Offer to Exchange, the accompanying cover e-mail from M. Kenneth Oshman, our Chief Executive Officer, dated November 19, 2008, and the election and withdrawal forms together with their associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q1.	What is the offer?

A1.	This offer is a voluntary opportunity for eligible employees to exchange eligible outstanding options and stock appreciation rights for a grant of new SARs.

The following are some terms that are frequently used in this Offer to Exchange.

Terms Used in This Offer to Exchange

•

“awards” refers to (a) options to purchase shares of Echelon’s common stock, and (b) stock appreciation rights granted under the Plan. For purposes of this offer, including the exchange ratios, the term “award” generally refers to an option or stock appreciation right to purchase one (1) share of our common stock.

•	“business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

•

“cancellation date” refers to the same U.S. calendar day as the expiration date. This is the date when exchanged awards will be cancelled. We expect that the cancellation date will be December 17, 2008. If the expiration date is extended, then the cancellation date similarly will be delayed.

•

“Cause” is defined in the Plan. It is defined as (i) any act of personal dishonesty taken by you in connection with your responsibilities as a service provider (an employee, director or consultant) and intended to result in your substantial personal enrichment; (ii) your conviction of a felony; (iii) your willful act which constitutes gross misconduct and which is injurious to the successor corporation (or a parent or subsidiary of the successor corporation) (the “Successor Corporation”); and (iv) following delivery to you of a written demand for performance from the Successor Corporation which describes the basis for the Successor Corporation’s belief that you have not substantially performed your duties, continued violations by you of your obligations to the Successor Corporation which are demonstrably willful and deliberate on your part.

•

“Change of Control Merger” is defined in the Plan. It is defined as a Merger whereby the stockholders of the Company immediately prior to the Merger hold less than 50% of the outstanding voting securities of the Successor Corporation following the Merger.

•	“common stock” refers to Echelon Corporation common stock.

•	“Disability” is defined in the Plan. It is defined as a total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

•

“eligible awards” refers to options to purchase shares of Echelon’s common stock and stock appreciation rights that were granted to eligible employees under the Plan and that remain outstanding and unexercised as of the expiration date.

•

“eligible employee” refers to an employee (including an executive officer) of Echelon (which, for purposes of this offer, includes all subsidiaries of Echelon) as of the commencement of the offer and through the cancellation date, who resides in the United States, Australia, Germany, Hong Kong, Italy, Japan, Korea, the Netherlands, Sweden, Switzerland or the United Kingdom. The non-employee members of our board of directors are not eligible employees and may not participate in the offer.

•

“Exchange Calculator” refers to a tool we have provided to assist you in estimating the potential economic impact to you if you participate in the offer. The Exchange Calculator is available at http://inside.echelon.com. Please note that the Exchange Calculator is being provided to you solely as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanging your eligible awards for the grant of the new SARs. The Exchange Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. The Exchange Calculator is only an aid and does not in any way change or supplement the terms of the Offer to Exchange, nor does it constitute a recommendation as to whether or not you should participate in the offer.

•	“exchanged awards” refers to all options and stock appreciation rights granted under the Plan that you exchange pursuant to this offer.

•	“executive officers” refers to those officers of Echelon listed on Schedule A to this Offer to Exchange.

•

“expiration date” refers to the date and time that this offer expires. We expect that the expiration date will be December 17, 2008, at 9:00 p.m., Pacific Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•

“Involuntary Termination” refers to a termination of your employment with Echelon upon the occurrence of any one or more of the following events that occur without your express written consent: (i) a significant reduction of your duties, authority or responsibilities, relative to your duties, authority or responsibilities as in effect immediately prior to the Change of Control Merger; (ii) a material reduction in your total cash compensation as in effect immediately prior to the Change of Control Merger; (iii) your relocation to a facility or a location more than thirty (30) miles from your then present location; or (iv) any purported termination of your employment which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid.

•	“Merger” is defined in the Plan. It is defined as a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company.

•

“new grant date” refers to the date the new SARs will be granted. This will be the same U.S. calendar day as the expiration date and the cancellation date. We expect that the new grant date will be December 17, 2008. If the expiration date is extended, then the new grant date similarly will be delayed.

•

“new SARs” refers to the stock-settled stock appreciation rights granted in connection with this offer. The new SARs will be granted on the new grant date pursuant to the Plan and subject to the terms and conditions of a stock appreciation right agreement between you and the Company, including any country-specific appendix thereto.

•

“offer period” or “offering period” refers to the period from the commencement of this offer to the expiration date. This period will commence on November 19, 2008, and we expect it to end at 9:00 p.m., Pacific Time, on December 17, 2008.

•	“Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Options and Stock Appreciation Rights for New Stock Appreciation Rights.

•	“option” refers to a stock option to purchase shares of Echelon Corporation’s common stock.

•	“Plan” refers to our 1997 Stock Plan.

•

“stock appreciation right” or “SAR” refers to stock appreciation rights required to be settled in shares of Echelon Corporation common stock. A stock appreciation right is a right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant with respect to the number of shares for which the SAR is exercised.

Q2.	How do I participate in this offer?

A2.	If you choose to participate in this offer, you must do the following on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be December 17, 2008:

1. Properly complete and sign the attached election form.

2. Deliver the completed and signed election form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery to:

Marsha Larsen

Echelon Corporation

550 Meridian Avenue

Office # A3119

San Jose, CA 95126

Fax: (408) 790-3520

E-mail: mlarsen@echelon.com

You should note that if you elect to exchange any eligible award in this offer, you must elect to exchange all shares subject to that eligible award. If you hold more than one eligible award, however, you may choose to exchange one or more of such eligible awards without having to exchange all of your eligible awards. To help you recall your eligible awards and give you the information necessary to make an informed decision, we will distribute to you a summary of your awards. This will list your outstanding award grants, the grant date of your awards, the vesting schedule of your awards, the exercise price of your awards and the number of outstanding shares subject to those awards. In addition, you may refer to your Smith Barney account for further information on your outstanding awards. You may access your Smith Barney account at www.benefitaccess.com. Finally, we have provided an “Exchange Calculator” at http://inside.echelon.com to assist you in estimating the potential economic impact to you if you participate in the offer. Please note that the Exchange Calculator is being provided to you solely as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanging your eligible awards for the grant of the new SARs. The Exchange Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. The Exchange Calculator is only an aid and does not in any way change or supplement the terms of the Offer to Exchange, nor does it constitute a recommendation as to whether or not you should participate in the offer.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any awards tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered eligible awards promptly after the expiration of this offer. (See Section 4)

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.

The delivery of all documents, including election forms and withdrawal forms, is at your risk. We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within four (4) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your election form and/or any withdrawal form. Only responses that are complete, signed and actually received by Echelon by the deadline will be accepted. Responses must be submitted by facsimile, e-mail or hand delivery. Responses submitted by any other means, including interoffice mail or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. (See Section 4)

Q3.	How many new SARs will I receive for the awards that I exchange?

A3.	The number of new SARs that you receive will depend on the exercise price of your exchanged awards, as follows:

Exercise Price Per Share of Exchanged Award	Exchange Ratio (the number of new SARs you will receive in exchange for your exchanged awards)
Less than or equal to $11.99	One (1) new SAR for every one (1) exchanged award

Greater than or equal to $12.00, but less than or equal to $14.99	Two (2) new SARs for every three (3) exchanged awards

Greater than or equal to $15.00, but less than or equal to $19.99	One (1) new SAR for every two (2) exchanged awards

Greater than or equal to $20.00	One (1) new SAR for every three (3) exchanged awards

Please note: If you choose to participate in this offer, but some of your awards are not “underwater” on the expiration date, that is, the exercise price of your award is equal to or less than the closing price of Echelon’s common stock on the expiration date, then those awards will cease to be “eligible awards,” your election with respect to those awards will not be accepted, and you will keep those awards in accordance with their original terms. For example, if the exercise price of your award is $7.00 per share and the closing price of Echelon’s common stock on the expiration date is $8.00, the award is not underwater and will not be an eligible award. You will not receive any new SARs or other benefit for those awards. (See Section 1)

For purposes of applying the exchange ratios, fractional new SARs will be rounded up to the nearest whole new SAR on a grant by grant basis. (See Section 2)

The exchange ratios apply to each of your eligible awards separately. This means that the various eligible awards you hold may be subject to different exchange ratios. (See Section 2)

Please see Question and Answer 9 for a description of how the exercise price of your new SARs will be determined.

Example 1

If you exchange an option or stock appreciation right grant covering 1,000 shares with an exercise price of $8.95, on the new grant date you will receive 1,000 new SARs. This is equal to the 1,000 shares divided by one (1) (the exchange ratio for an eligible award with an exercise price of $8.95).

Example 2

If you exchange an option or stock appreciation right grant covering 1,000 shares with an exercise price of $13.50, on the new grant date you will receive 667 new SARs. This is equal to the 1,000 shares divided by the ratio of two (2) new SARs for every three (3) eligible awards exchanged (the exchange ratio for an eligible award with an exercise price of $13.50) and rounded up to the nearest whole new SAR.

Example 3

If you exchange an option or stock appreciation right grant covering 1,000 shares with an exercise price of $16.00, on the new grant date you will receive 500 new SARs. This is equal to the 1,000 shares divided by two (2) (the exchange ratio for an eligible award with an exercise price of $16.00) and rounded up to the nearest whole new SAR.

Example 4

If you exchange an option or stock appreciation right grant covering 1,000 shares with an exercise price of $25.00, on the new grant date you will receive 334 new SARs. This is equal to the 1,000 shares divided by three (3) (the exchange ratio for an eligible award with an exercise price of $25.00) and rounded up to the nearest whole new SAR.

Q4.	Who may participate in this offer?

A4.	You may participate in this offer if you are an eligible employee (including an executive officer) of Echelon at the time of this offer, you reside in the United States, Australia, Germany, Hong Kong, Italy, Japan, Korea, the Netherlands, Sweden, Switzerland or the United Kingdom, and you remain an employee of Echelon or a successor entity through the new grant date. The non-employee members of our board of directors may not participate in the offer. (See Section 1)

Q5.	Why is Echelon making this offer?

A5.

We are making this offer to restore the retention and incentive benefits of our equity awards. We believe that this offer will foster the retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. We issued the currently outstanding awards to attract and retain the best available personnel and to provide additional incentive to our employees. Our stock price, like that of many other companies, has declined significantly in the past year. In the same fashion as other companies, we have been impacted by the downturn in the financial and stock markets and declining consumer confidence, as well as other macro-economic factors. As a result of these factors, some of our outstanding awards, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock.

These awards are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible employees with the opportunity to receive new SARs that have a greater retention value because the new SARs will have an exercise price that will be lower than the underwater awards. (See Section 3)

Q6.	Which of my options and SARs are eligible?

A6.	Your eligible awards are those “underwater” options to purchase shares of common stock of Echelon and “underwater” SARs granted under the Plan that remain outstanding, unexercised and “underwater” as of the expiration date, currently expected to be December 17, 2008. To help you recall your eligible awards and give you the information necessary to make an informed decision, we will distribute to you a summary of your awards. This will list your outstanding award grants, the grant date of your awards, the vesting schedule of your awards, the exercise price of your awards and the number of outstanding shares subject to those awards. In addition, you may refer to your Smith Barney account for further information on your outstanding awards. You may access your Smith Barney account at www.benefitaccess.com. Finally, we have provided an “Exchange Calculator” at http://inside.echelon.com to assist you in estimating the potential economic impact to you if you participate in the offer. (See Section 2)

Q7.	Are there circumstances under which I would not be granted new SARs?

A7.	Yes. If, for any reason, you no longer are an employee of Echelon on the new grant date, you will not receive a grant of new SARs. Instead, your current eligible awards will not be part of the exchange and those awards will vest and expire in accordance with their terms. Except as provided by applicable law and/or any employment agreement between you and Echelon, your employment with Echelon will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. (See Section 1)

If you choose to participate in this offer, but some of your awards are not “underwater” on the expiration date, that is, the exercise price of your award is equal to or less than the closing price of Echelon’s common stock on the expiration date, then those awards will cease to be “eligible awards,” your election with respect to those awards will not be accepted, and you will keep those awards in accordance with their original terms. For example, if the exercise price of your award is $7.00 per share and the closing price of Echelon’s common stock on the expiration date is $8.00, the award is not underwater and will not be an eligible award. You will not receive any new SARs or other benefit for those awards. (See Section 1)

Moreover, even if we accept your eligible awards, we will not grant new SARs to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting new SARs as a result of changes in the SEC or Nasdaq rules. We do not anticipate any such prohibitions at this time. (See Section 13)

In addition, if you hold an award that expires after the commencement of, but before the cancellation of awards under, this offer, that particular award is not eligible for exchange. As a result, if you hold awards that expire before the currently scheduled cancellation date or, if we extend the offer such that the cancellation date is a later date and you hold awards that expire before the rescheduled cancellation date, those awards will not be eligible for exchange and will continue to be governed by their original terms. (See Section 15)

Q8.	Am I required to participate in this award exchange?

A8.	No. Participation in this offer is completely voluntary. (See Section 2)

Q9.	What will be the exercise price of my new SARs?

A9.	The exercise price of your new SARs will be the fair market value of the Company’s common stock on the new grant date, which will be the closing price of our common stock reported by the Nasdaq Global Market on the new grant date. (See Section 9)

For purposes of illustration only, assume the closing price of Echelon’s common stock on the expiration date is $7.25. In such case, the exercise price of the new SARs will be $7.25. We cannot predict the exercise price of the new SARs.

Q10.	When will my new SARs vest and become exercisable, and when will my new SARs expire?

A10.	The vesting schedule of the new SARs and the maximum term of the new SARs will be determined on a grant-by-grant basis, based on the percentage of vested shares subject to the eligible award (including any portion of the option or SAR that is not eligible because it has been exercised) that the new SARs replace:

Percentage of Award Vested as of the Cancellation Date	Vesting Schedule of New SARs	Maximum Term of New SARs
Fully vested as of cancellation date	100% of the new SARs will be scheduled to vest on the first anniversary of the new grant date	two (2) years

75% vested as of cancellation date	50% of the new SARs will be scheduled to vest on each of the first and second anniversaries of the new grant date	three (3) years

50% vested as of cancellation date	33.33% of the new SARs will be scheduled to vest on each of the first three (3) anniversaries of the new grant date	four (4) years

25% or less vested as of cancellation date	25% of the new SARs will be scheduled to vest on each of the first four (4) anniversaries of the new grant date	five (5) years

We expect the new grant date will be December 17, 2008. None of the new SARs will be vested on the new grant date. Vesting of your new SARs is subject to the following conditions:

•

Vesting on any given vesting date is subject to your continued service with Echelon or one of its subsidiaries through that vesting date. Except as provided below, if your employment or other service with us terminates before your new SARs vest, your new SARs will expire unvested. (See Section 1)

•

If your employment with Echelon is terminated by reason of an Involuntary Termination within twelve (12) months following a Change of Control Merger, 100% of the outstanding and unvested portion of your then-outstanding new SARs will vest in full. Please note that for the purposes of your new SARs, the definition of Involuntary Termination is not the same as the definition of Involuntary Termination that may apply to your outstanding option awards. See Section 9 for further details.

•

We will make minor modifications to the vesting schedule of any new SARs to eliminate fractional vesting (such that a whole number of the new SARs will vest on each vesting date). This will be done by rounding up to the nearest whole share when there is a fractional share, and adjusting the remaining vesting schedule accordingly (see example below). (See Section 9)

A new SAR may expire earlier than its maximum term. For instance, a new SAR may expire earlier in connection with your termination of service with Echelon or in connection with a change in control of Echelon.

Example:

Assume that an eligible employee elects to exchange an eligible award covering 500 shares with an exercise price of $17.00 per share, and 50% of the shares subject to the eligible award are vested on the cancellation date. Assume that on December 17, 2008, the eligible employee surrenders the award and, in accordance with the exchange ratios listed above, receives 250 new SARs. Subject to the eligible employee remaining in service to the Company through each such relevant date, the vesting schedule and maximum term of the new SARs will be as follows:

Vesting Schedule in this Example:

•	0 of the new SARs will be vested as of December 17, 2008;

•	84 of the new SARs will be scheduled to vest on December 17, 2009 (33.33% of 250, rounded up to the nearest whole share);

•	83 of the new SARs will be scheduled to vest on December 17, 2010; and

•	83 of the new SARs will be scheduled to vest on December 17, 2011.

Maximum Term in this Example:

•	The new SAR will expire no later than December 17, 2012.

Q11.	If I participate in this offer, do I have to exchange all of my eligible awards?

A11.	No. You may pick and choose which of your eligible awards you wish to exchange. However, if you decide to participate in this offer and to exchange an eligible award, you must elect to exchange all shares subject to that particular eligible award. You should note that we are not accepting partial tenders of awards, except that (a) you may partially tender an award covered by a domestic relations order (or comparable legal document as the result of the end of a marriage) (see Question and Answer 12) and (b) you may elect to exchange the entire remaining portion of an eligible award that you have exercised partially. You otherwise may not elect to exchange only some of the shares covered by any particular award grant. (See Section 2)

Q12.	What happens if I have an award that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A12.	If you have an award that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of Echelon beneficially owns a portion of that award, you may tender only the portion beneficially owned by you as determined under applicable local law. Any portion beneficially owned by a person who is not our employee may not be exchanged in this offer (even if legal title to that portion of the award is held by you and you are an eligible employee).

For instance, if you are an eligible employee and you hold an eligible award to purchase 2,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 1,000 shares, then you may elect to exchange the portion of the award that you beneficially own covering the outstanding 500 shares, or you may elect not to participate in the offer at all with respect to this award. These are your only choices with respect to this award. (See Section 2)

Q13.	When will I receive the new SARs?

A13.	We will grant the new SARs on the new grant date. The new grant date will be the same U.S. calendar day as the cancellation date. We expect the new grant date will be December 17, 2008. If the expiration date is extended, the new grant date similarly will be delayed. You will receive your new stock appreciation right agreement promptly after the expiration of the offer. You will be able to exercise your new SARs when and if your new SARs vest. (See Section 6)

Q14.	When will my exchanged awards be cancelled?

A14.	Your exchanged awards will be cancelled following the expiration of the offer but on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be December 17, 2008, unless the offer period is extended. (See Section 6)

If you choose to participate in this offer, but some of your awards are not “underwater” on the expiration date, that is, the exercise price of your award is equal to or less than the closing price of Echelon’s common stock on the expiration date, then those awards will cease to be “eligible awards,” your election with respect to those awards will not be accepted, and you will keep those awards in accordance with their original terms. For example, if the exercise price of your award is $7.00 per share and the closing price of Echelon’s common stock on the expiration date is $8.00, the award is not underwater and will not be an eligible award. You will not receive any new SARs or other benefit for those awards. (See Section 1)

Q15.	Once I surrender my exchanged awards, is there anything I must do to receive the new SARs?

A15.	No. Once your exchanged awards have been cancelled, there is nothing that you must do to receive your new SARs. Your new SARs will be granted to you on the same day that the exchanged awards are cancelled. We expect that the new grant date will be December 17, 2008. In order to exercise the new SARs, you generally will need to remain an employee or other service provider through the applicable vesting date(s), as described in Question and Answer 10 (except in certain limited circumstances as described in Question and Answer 10). (See Section 1)

Q16.	What is a SAR and how do I benefit from it?

A16.	A SAR is a type of equity award that allows you to receive the appreciation in fair market value between the date of the grant and the exercise date for the number of shares as to which the right is exercised. When you exercise your new SARs, the value of this appreciation will be paid to you in shares of Echelon common stock. In addition to the terms of this offer requiring settlement of new SARs in shares, and notwithstanding Section 8(i) of the Plan, if you are an employee in Australia, Sweden or the United Kingdom, the value of the appreciation on your vested new SARs at the time of exercise cannot be paid in cash.

For example, if you hold a SAR covering 100 shares with an exercise price of $8.00 per share and you exercise the full SAR award at a time when the fair market value of Echelon common stock is $20.00 per share, you will receive the appreciation totaling $1,200.00 ($12.00 per share for each of the 100 shares). The appreciation will be paid to you in Echelon common stock, so you would receive 60 shares ($1,200 divided by the $20.00 fair market value), less any applicable tax withholdings.

If your SAR had an exercise price per share that was equal to or above the then-current fair market value of the stock, you simply would not exercise because there is no appreciation and you would not receive any value from your exercise. For example, if you hold a SAR with an exercise price of $12.00 per share and the fair market value of Echelon common stock is $8.00 per share, there is no appreciation in the value of the shares, so you would not realize any value by exercising at that time.

Q17.	Do I need to exercise my new SARs in order to receive shares?

A17.	Yes. You must exercise your new SARs in order to receive the shares subject to the award. New SARs which do not vest before they are terminated or expire will be forfeited to Echelon. Your new SARs will not be exercisable until they vest. If you do not exercise your new SARs while the award is outstanding and exercisable, the unexercised new SARs will cease to be exercisable and will be forfeited to Echelon.

Q18.	May I exchange Echelon common stock that I acquired through a prior exercise of Echelon options or stock appreciation rights?

A18.	No. This offer relates only to certain outstanding options to purchase shares of Echelon common stock and stock appreciation rights. You may not exchange shares of Echelon common stock in this offer. (See Section 2)

Q19.	Will I be required to give up all of my rights under the cancelled awards?

A19.	Yes. Once we have accepted your exchanged awards, your exchanged awards will be cancelled and you no longer will have any rights under those awards. The cancellation of the exchanged awards will occur on the same day that the offer expires. As soon as of the offer closes, accepted eligible awards will be cancelled. We refer to this date as the cancellation date. We expect that the cancellation date will be December 17, 2008. (See Section 6)

Q20.	Will the terms and conditions of my new SARs be the same as my exchanged awards?

A20.	No. Your new SARs will have a different maximum term than your exchanged awards (see Question and Answer 10). Further, the vesting schedule of your new SARs will be different from the vesting schedule of your exchanged award. In addition, if your exchanged awards are stock options, your new SARs will be a different type of award, and so the terms and conditions of your new SARs necessarily will be different from the options they replace.

Your new SARs will be granted under the Plan and will be subject to a stock appreciation right agreement and any country-specific appendix thereto which includes special terms and conditions that apply to new SARs granted outside the U.S. The applicable forms of stock appreciation right agreement for U.S. employees and non-U.S. employees and the country-specific appendix are attached to the filing of this Offer to Exchange and are available on the SEC website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange. (See Section 9)

Until your new SARs vest and you exercise and are issued shares for your exercised new SARs, you will not have any of the rights or privileges of a stockholder of Echelon. Once you have been issued the shares of common stock, you will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends.

Q21.	What happens to my awards if I choose not to participate or if my awards are not accepted for exchange?

A21.	If you choose not to participate or your awards are not accepted for exchange, your existing awards will (a) remain outstanding until they expire by their terms, (b) retain their current exercise price, (c) retain their current vesting schedule, (d) retain their current maximum term and (e) retain all of the other terms and conditions as set forth in the relevant agreement related to such award grant. (See Section 6)

Q22.	How does Echelon determine whether an award has been properly tendered?

A22.	We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any awards. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any awards tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible awards that are not validly withdrawn, subject to the terms of this offer. No tender of eligible awards will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election form and we will not incur any liability for failure to give any notice. (See Section 4)

If you choose to participate in this offer, but some of your awards are not “underwater” on the expiration date, that is, the exercise price of your award is equal to or less than the closing price of Echelon’s common stock on the expiration date, then those awards will cease to be “eligible awards,” your election with respect to those awards will not be accepted, and you will keep those awards in accordance with their original terms. For example, if the exercise price of your award is $7.00 per share and the closing price of Echelon’s common stock on the expiration date is $8.00, the award is not underwater and will not be an eligible award. You will not receive any new SARs or other benefit for those awards. (See Section 1)

Q23.	Will I have to pay taxes if I participate in the offer?

A23.	If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the new grant date. However, you normally will have taxable income when you exercise your new SARs, at which time Echelon typically also will have a tax withholding obligation. The Company will satisfy tax withholding obligations, if applicable, in the manner specified in your stock appreciation right agreement. You also may have taxable capital gain when you sell the shares underlying the new SARs. Please see Section 14 for a reminder of the general U.S. tax consequences associated with your eligible awards. (See Section 14)

If you participate in the offer and are subject to tax or social insurance contributions in Australia, Germany, Hong Kong, Italy, Japan, Korea, the Netherlands, Sweden, Switzerland or the United Kingdom, please refer to schedules C – L of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you. (See Schedules C – L)

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

Q24.	What if Echelon is acquired by another company?

A24.	Although we currently are not anticipating any such merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any awards which you tendered for exchange and your awards will be treated in accordance with the Plan, the relevant award agreement and applicable local law. Further, if Echelon is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your awards and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no new SARs in exchange for them. If Echelon is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new SARs, including any adjustments to the purchase price or number of shares that will be subject to the new SARs. Under such circumstances, the type of security and the number of shares covered by your new SARs would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new SARs covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible awards that you tendered for exchange or than the number you would have received pursuant to the new SARs if no acquisition had occurred.

If we are acquired by or merge with another company, your exchanged awards might be worth more than the new SARs that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, award holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those award holders who did not participate in this offer and retained their original awards.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our employees before the completion of this offer. Termination of your employment for this or any other reason before the new grant date means that the tender of your eligible awards will not be accepted, your tendered awards will vest and expire in accordance with their original terms, and you will not receive any new SARs or other benefit for your tendered awards.

If we are acquired after your tendered awards have been accepted, cancelled, and exchanged for new SARs, your new SARs will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the Plan, your new stock appreciation right agreement and applicable local law. (See Section 9)

Q25.	Will I receive a stock appreciation right agreement?

A25.	Yes. All new SARs will be subject to a stock appreciation right agreement between you and Echelon and country-specific appendix thereto which includes special terms and conditions that apply to new SARs granted outside the U.S., as well as to the terms and conditions of the Plan. A copy of the Plan and the U.S. and non-U.S. forms of the stock appreciation right agreement and country-specific appendix thereto under the Plan are attached to the filing of this Offer to Exchange and are available on the SEC website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange. (See Section 9)

Your election to exchange awards constitutes your acceptance of the terms and conditions of this offer. Your election also will constitute your acceptance of the applicable form of stock appreciation right agreement and country-specific appendix thereto, if applicable, governing your new SARs. The stock appreciation right agreement governing your new SARs will be the applicable form of stock appreciation right agreement (for U.S. employees, the applicable form of stock appreciation right agreement is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange, and for employees outside of the U.S., the applicable form of stock appreciation right agreement and country-specific appendix thereto is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange), as modified to reflect the terms described in this offer. (See Section 9)

Q26.	Are there any conditions to this offer?

A26.	Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible awards, though we may do so at our discretion. (See Sections 2 and 7)

Q27.	If you extend the offer, how will you notify me?

A27.	If we extend this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date. (See Sections 2 and 16)

Q28.	How will you notify me if the offer is changed?

A28.	If we change the offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the date on which we change the offer. (See Sections 2 and 16)

Q29.	Can I change my mind and withdraw from this offer?

A29.	Yes, but only if you withdraw from this offer before it expires. You may change your mind after you have submitted an election form and withdraw some or all of your elected awards from the offer at any time before the expiration date (expected to be December 17, 2008). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal form we receive before the expiration date. The exception to this rule is that if we have not accepted your properly tendered awards by 9:00 p.m., Pacific Time, on January 16, 2009 you may withdraw your awards at any time thereafter. (See Section 5)

Q30.	Can I change my mind about which awards I want to exchange?

A30.	Yes, but only if you change your election before the offer expires. You may change your mind after you have submitted an election form and change the awards you elect to exchange at any time before the expiration date by completing and submitting a new election form to add additional eligible awards or a withdrawal form to withdraw eligible awards. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional eligible awards, fewer eligible awards, all of your eligible awards or none of your eligible awards. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. Please be sure that any new election form you submit includes all the awards with respect to which you want to accept this offer and is clearly dated after your last-submitted election or withdrawal form. Any prior election form will be disregarded. (See Section 4)

Q31.	How do I withdraw my election?

A31.	To withdraw your election, you must do the following before the expiration date:

1. Properly complete and sign the attached withdrawal form.

2. Deliver the completed and attached withdrawal form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery to:

Marsha Larsen

Echelon Corporation

550 Meridian Avenue

Office # A3119

San Jose, CA 95126

Fax: (408) 790-3520

E-mail: mlarsen@echelon.com

(See Section 5)

Q32.	What if I withdraw my election and then decide again that I want to participate in this offer?

A32.	If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election form before the expiration date that is signed and dated after the date of your withdrawal form. (See Question and Answer 2 and Section 5)

Q33.	Are you making any recommendation as to whether I should exchange my eligible awards?

A33.	No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible awards in this offer will be a challenging one for many employees. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 16 for information regarding some of these risks), and there are no guarantees that you ultimately would not receive greater value from your eligible awards than from the new SARs you will receive in exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your legal counsel, accountant, and/or financial advisor. (See Section 3)

Q34.	Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

A34.	You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:

Kathleen B. Bloch	Mike Marszewski	Marcia Pugsley
Echelon Corporation	Echelon Corporation	Echelon Corporation
550 Meridian Avenue	550 Meridian Avenue	550 Meridian Avenue
San Jose, CA 95126	San Jose, CA 95126	San Jose, CA 95126
Phone: (408) 938-5382	Phone: (408) 938-5230	Phone: (408) 938-5213

(See Section 10)

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks and uncertainties, including those described below. This list and the risk factors under the heading entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 and annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2007, filed with the SEC highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences, as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding anticipated revenues and unit shipments, gross margins, operating expenses, inventory levels, tax rates, amortization of intangibles and stock-based compensation, liquidity and cash flow, business strategy, demand for our products, average selling prices, regional market growth, amount of sales to distributors and future competition. When used in this Offer to Exchange, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “seek” and “plan” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Offer to Exchange. You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

The following discussion should be read in conjunction with the summary financial statements attached as Schedule B, as well as our financial statements and notes to the financial statements included on our most recent Forms 10-K, as amended, 10-Q, and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Risks that are Specific to this Offer

If the price of our common stock increases after the date on which your awards are cancelled, your cancelled awards might be worth more than the new SARs that you receive in exchange for them.

Because the exchange ratio of this offer is not one-for-one with respect to all awards, it is possible that, at some point in the future, your old awards would have been economically more valuable than the new SARs granted pursuant to this offer. For example, if you exchange an award for 1,000 shares with an exercise price of $15.00, you would receive 500 new SARs. Assume, for illustrative purposes only that the exercise price of your new SARs is $8.00 per share and three (3) years after the new grant date the price of our common stock has increased to $25.00 per share. Under this example, if you had kept your exchanged awards and sold them at $25.00 per share, you would have realized pre-tax gain of $10,000, but if you exchanged your awards and sold the shares subject to the new SARs, you would realize only a pre-tax gain of $8,500.

If we are acquired by or merge with another company, your cancelled awards might be worth more than the new SARs that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, award holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those award holders who did not participate in this offer and retained their original awards.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. Generally, if your service terminates for any reason before your new SARs vest, you will not receive any value from your new SARs. However, if your employment with Echelon is terminated by reason of an Involuntary Termination within twelve (12) months following a Change of Control Merger, 100% of the outstanding and unvested portion of your then-outstanding new SARs will vest in full.

Your new SARs will not be vested on the new grant date.

The new SARs will be subject to a vesting schedule and no portion of your new SARs will be vested until one (1) year from the new grant date. If you do not remain an employee or service provider through the date your new SARs first vest, you will not be able to exercise any portion of your new SARs (but see Section 9 for a description of certain circumstances in which your new SARs may vest upon a qualifying termination following a Change of Control Merger). Instead, your new SARs will expire immediately upon your termination. As a result, you will receive no value from your new SARs.

Your new SARs may have a shorter maximum term than your cancelled awards.

The maximum term of your new SARs will be determined based on the percentage of vested shares that were subject to the exchanged awards as follows:

•	If 100% of the shares subject to an exchanged award are fully vested on the cancellation date, then your new SARs will have a maximum term of two (2) years.

•	If 75% of the shares subject to an exchanged award are vested on the cancellation date, then your new SARs will have a maximum term of three (3) years.

•	If 50% of the shares subject to an exchanged award are vested on the cancellation date, then your new SARs will have a maximum term of four (4) years.

•	If 25% or less of the shares subject to an exchanged award are vested on the cancellation date, then your new SARs will have a maximum term of five (5) years.

As a result, your new SARs may have a shorter maximum term than the exchanged awards that the new SARs replace.

In addition, just as under the eligible awards, a new SAR may expire earlier than its maximum term. For instance, a new SAR may expire earlier in connection with your termination of service with Echelon or in connection with a change in control of Echelon.

Tax-Related Risks

Eligible employees who do not participate in this offer may be required to restart the measurement periods required to be eligible for favorable tax treatment for their incentive stock options.

In order to receive favorable U.S. tax treatment for incentive stock options, the shares subject to the option must be held more than two (2) years after the grant date and more than one (1) year after you exercise the option grant. If this offer is open for thirty (30) or more calendar days, employees will not receive any credit for the time in which their incentive stock options were held. As a result, if this offer is open for thirty (30) or more calendar days in order to receive favorable U.S. tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two (2) years from the date this offer commenced (that is, more than two (2) years from November 19, 2008) and more than one (1) year after the exercise of the option (even if you do not exchange your incentive stock options for new SARs). If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. Currently, this offer is scheduled to expire on December 17, 2008. If the offer expires as scheduled, the offer will have remained open for twenty-nine (29) calendar days. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth under Section 14 of the Offer to Exchange.

Tax related risks for tax residents of multiple countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these tax consequences.

Tax effects of stock appreciation rights for United States Taxpayers.

If you participate in the offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the new grant date. However, you generally will have taxable ordinary income when you exercise your vested new SARs, at which time Echelon generally also will have a tax withholding obligation. The Company will satisfy all tax withholding obligations in the manner specified in your stock appreciation right agreement. You also may have taxable capital gains when you sell the shares underlying the new SARs. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options and stock appreciation rights.

Tax related risks for tax residents of non-U.S. countries.

The following is a general summary of the material non-U.S. tax and social insurance consequences of the exchange of options and/or stock appreciation rights pursuant to the offer for those employees subject to tax and social insurance contributions outside the United States. The tax and social insurance laws are complex and change frequently and occasionally on a retroactive basis. Further, employees who move from one country to another between grant and exercise of the new SARs may owe taxes in more than one country. As a result, the information contained in this offer may be out of date at the time you receive new SARs, exercise your vested new SARs or sell any shares of Echelon common stock that you acquire upon exercise of your vested new SARs. You are advised to seek appropriate professional legal and tax advice as to how the tax and other laws in your country apply to your specific situation.

Tax effects of new SARs for tax residents of Australia.

If you participate in the offer and are subject to tax in Australia, you may be required under current law to recognize income for income tax and social insurance purposes at the time of the exchange, as well as at the time of grant or exercise of your vested new SARs (depending on whether you made an election to be taxed at grant). You must report the income on your tax return and pay any tax liability in relation to the exchange, the grant/exercise (as applicable) of your new SARs. You will also have taxable income when you sell the shares acquired upon the exercise of your vested new SARs. You must report the income on your tax return and pay any tax liability in relation to the sale of shares acquired. See Schedule C for details.

Tax effects of new SARs for tax residents of Germany.

If you participate in the offer and are subject to tax in Germany, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the grant or vesting of the new SARs. However, you will have taxable income when you exercise your vested new SARs, at which time your employer will also generally have a tax withholding and reporting obligation. It is your responsibility to report and pay any additional tax due above the amount withheld. You may also be subject to tax when you sell the shares acquired upon the exercise of your vested new SARs, and it your responsibility to report and pay any tax due. See Schedule D for details.

Tax effects of new SARs for tax residents of Hong Kong.

If you participate in the offer and are subject to tax in Hong Kong, you likely will not be required under current law to recognize income for income tax or Mandatory Provident Fund contribution purposes at the time of the exchange or on the grant or vesting of the new SARs. However, you will have taxable income when you exercise your vested new SARs, at which time your employer will also generally have a tax reporting obligation. The income will not be subject to Mandatory Provident Fund contributions. You must report the income on your tax return and pay any tax liability in relation to the exercise of your vested new SARs. You will not have taxable income when you sell the shares acquired upon the exercise of your vested new SARs. See Schedule E for details.

Tax effects of new SARs for tax residents of Italy.

If you participate in the offer and are subject to tax in Italy, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the grant or vesting of the new SARs. You will have taxable income when you exercise your vested new SARs both with respect to income tax and social insurance contributions, at which time your employer will also generally have a tax withholding and reporting obligation. Please note that in contrast, if you do not exchange your eligible options and subsequently exercise them, there are no social insurance contributions due. It is your responsibility to report and pay any additional tax due above the amount withheld. You will also be subject to tax when you sell the shares acquired upon the exercise of your vested new SARs, and it your responsibility to report and pay the tax due. See Schedule F for details.

Tax effects of new SARs for tax residents of Japan.

If you participate in the offer and are subject to tax in Japan, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the grant or vesting of the new SARs, although the tax consequences are uncertain because there is no clear authority in Japanese law addressing option exchanges. Assuming you were not subject to tax at the time of the exchange (which is likely), you will have taxable income when you exercise your vested new SARs. It is unlikely that the income will be subject to social insurance contributions. You will also be subject to tax when you sell the shares acquired upon the exercise of your vested new SARs. You must report the income on your tax return and pay any tax liability in relation to the exchange, the exercise of your vested new SARs and the sale of shares acquired. See Schedule G for details.

Tax effects of new SARs for tax residents of Korea.

If you participate in the offer and are subject to tax in Korea, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the grant or vesting of the new SARs. However, you will have taxable income when you exercise the new SARs, at which time your employer may also have a social insurance withholding obligation. You will also be subject to tax when you sell the shares acquired upon the exercise of your vested new SARs. You must report the income on your tax return and pay any tax liability in relation to the exchange, the exercise of your vested new SARs and the sale of shares acquired. See Schedule H for details.

Tax effects of new SARs for tax residents of the Netherlands.

If you participate in the offer and are subject to tax in the Netherlands, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange of unvested eligible options or unvested eligible stock appreciation rights or on the grant or vesting of the new SARs. However, you will be required to recognize income for income tax and social insurance contribution purposes at the time of the exchange of vested eligible options or vested eligible stock appreciation rights. You will also have taxable income when you exercise your vested new SARs. The amount of any tax you paid at the time of exchange may be credited against the amount of tax due at exercise (but if you forfeit your new SARs without exercising them, you may not get a refund of any tax paid at the time of the exchange). Your employer will have withholding and reporting obligations with respect to the income tax and social insurance contributions due at the time of exchange and exercise. You will not be subject to tax when you sell the shares acquired upon the exercise of your vested new SARs. See Schedule I for details.

Tax effects of new SARs for tax residents of Sweden.

If you participate in the offer and are subject to tax in Sweden, you likely will not be required under current law to recognize income for income tax or social insurance purposes at the time of the exchange or on the grant or vesting of the new SARs. However, you generally will have taxable income when you exercise your vested new SARs, at which time your employer will generally have a tax withholding and reporting obligation. It is your responsibility to report and pay any additional tax due above the amount withheld. You may also be subject to tax when you sell the shares acquired upon the exercise of your vested new SARs, and it your responsibility to report and pay any tax due. See Schedule J for details.

Tax effects of new SARs for tax residents of Switzerland.

If you participate in the offer and are subject to tax in the Switzerland, you likely will not be required under current law to recognize income for income tax or social insurance purposes at the time of the exchange or on the grant or vesting of the new SARs, although this result is not certain. However, you generally will have taxable income when you exercise your vested new SARs, at which time your employer will generally have a tax reporting obligation and social insurance withholding obligation. You must report the income on your annual tax return. If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), your employer will also generally have an income tax withholding obligation at the time of exercise. If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), you must pay the income tax due on the exercise of your vested new SARs. You will not be subject to tax when you sell the shares acquired upon the exercise of your vested new SARs. See Schedule K for details.

Tax effects of new SARs for tax residents of the United Kingdom.

If you participate in the offer and are subject to tax in the United Kingdom, you likely will not be required under current law to recognize income for income tax or social insurance purposes at the time of the exchange or on the grant or vesting of the new SARs. However, you generally will have taxable income when you exercise your vested new SARs. You will also be liable for employee and employer National Insurance Contributions (“NICs”) and as a term of your new SARs, must execute a joint election form with Echelon and/or your employer to ensure that the liability for employer NICs is shifted to you (unless you have already signed a joint election to that effect). Your employer generally will have withholding and reporting obligations with respect to income tax and NICs. Your employer generally is also required to report to Her Majesty’s Revenue and Customs the details of the exchange, the grant of the new SARs and the exercise of your vested new SARs. You may also have taxable income when you sell the shares acquired upon the exercise of your vested new SARs. You must report the income you receive at the exercise of your vested new SARs and the sale of shares acquired on your annual tax return. See Schedule L for details.

We recommend that you consult your own tax advisor with respect to the tax and social insurance consequences of participating in the offer.

Risks Relating to Our Business, Generally

Our NES revenues may not be predictable.

We and our partners sell our NES system to utilities. For several reasons, sales cycles with utility companies are generally extended and unpredictable. Utilities generally have complex budgeting, purchasing, and regulatory processes that govern their capital spending. In addition, in many instances, a utility may require one or more field trials of an automated meter infrastructure (AMI) system (such as one based on our NES system) before moving to a volume deployment. There is also generally an extended development and integration effort required in order to incorporate a new technology into a utility’s existing infrastructure. A number of other factors may also need to be addressed before the utility decides to engage in a full-scale deployment of our NES system, including:

•	regulatory factors that may affect the requirements of the AMI system or the timing of its deployment;

•	the time it takes for utilities to evaluate multiple competing bids, negotiate terms, and award contracts for large scale metering system deployments;

•	the deployment schedule for projects undertaken by our utility or systems integrator customers; and

•	delays in installing, operating, and evaluating the results of an AMI field trial that is based on our NES system.

In addition, shipment of NES products to a particular jurisdiction or customer is generally dependent on either obtaining regulatory approval for the NES meter or other products from a third party for the relevant jurisdiction, or satisfying the customer’s internal testing requirements, or both. This approval process is often referred to as homologation or type testing. Further, shipment of NES products into some jurisdictions requires our contract manufacturers to pass certain tests and meet various standards related to the production of our NES meters. Failure to receive any such approval on a timely basis or at all, or failure to maintain any such approval, would have a material adverse impact on our ability to ship our NES system products, and would therefore have an adverse affect on our results of operations and our financial condition.

Once a utility decides to move forward with a large-scale deployment of an AMI project that is based on our NES system, the timing of and our ability to recognize revenue on our NES system product shipments will depend on several factors. These factors, some of which may not be under our control, include shipment schedules that may be delayed or subject to modification, other contractual provisions, such as customer acceptance of all or any part of the AMI system, and our ability to manufacture and deliver quality products according to expected schedules. In addition, the complex revenue recognition rules relating to products such as our NES system may also require us to defer some or all of the revenue associated with NES product shipments until certain conditions, such as the acceptance of software deliverables, are met in a future period. As a consequence, our ability to predict the amount of NES revenues that we may expect to recognize in any given fiscal quarter is likely to be limited. As NES revenues account for an increasing percentage of our overall revenues, we and our investors may have increasing difficulty in projecting our financial results.

Sales of our NES system may fail to meet our financial targets.

We have invested and intend to continue to invest significant resources in the development and sales of our NES system. Our long-term financial goals include expectations for a reasonable return on these investments. However, to date the revenues generated from sales of our NES system products have not yielded gross margins in line with our long term goals for this product line, while our NES related operating expenses have increased significantly.

In order to achieve our financial targets, we must meet the following objectives:

•	Increase market acceptance of our NES system products in order to increase revenues;

•

Increase gross margin from our NES revenues by continuing to reduce the cost of manufacturing our NES system products, while at the same time managing manufacturing cost pressures associated with commodity prices and foreign exchange fluctuations;

•	Manage the manufacturing transition to reduced-cost NES products; and

•	Manage our operating expenses to a reasonable percentage of revenues.

We cannot assure you that we will meet any or all of these objectives to the extent necessary to achieve our financial goals.

Unfavorable economic conditions may adversely affect our operating results.

A deterioration in global economic and market conditions may lead to slowdowns in expenditures for networking technology products, resulting in reduced product demand, increased price competition, and higher excess inventory levels. Recently, economic conditions in many parts of the world where we operate have been challenged by slowing growth and a contraction in the credit markets, which could have an impact on our business. For example, the inability to obtain credit could cause a utility to postpone its decision to move forward with a large scale deployment of our NES system. If the global economic climate does not improve, our business and operating results may be harmed.

We depend on a limited number of key suppliers.

Our future success will depend significantly on our ability to timely manufacture our products cost-effectively, in sufficient volumes, and in accordance with quality standards. For most of our products requiring assembly, we rely on a limited number of contract electronic manufacturers (CEMs), principally Jabil, Flextronics, and TYCO.

These CEMs procure material and assemble, test, and inspect the final products to our specifications. This strategy involves certain risks, including reduced control over quality, costs, delivery schedules, availability of materials, components, finished products, and manufacturing yields. In addition, CEMs can experience turnover and instability, exposing us to additional risks as well as missed commitments to our customers.

We also maintain manufacturing agreements with a limited number of semiconductor manufacturers for the production of key products, including those used in our NES system. The Neuron Chip, which is an important component that we and our customers use in control network devices, is currently manufactured and distributed by two providers, Toshiba and Cypress Semiconductor. Another semiconductor supplier, STMicroelectronics, manufactures our power line smart transceiver products, for which we have no alternative source. In addition, we currently purchase several key products and components from sole or limited source suppliers with which we do not maintain signed agreements that would obligate them to supply to us on negotiated terms.

We may elect to change any of these key suppliers. For example, we have ended our relationship with a former CEM partner, WKK Technology (“WKK”). As part of this transition, we have moved the production of products WKK built for us to alternative CEMs. We have also been required to purchase certain raw material and in-process inventory from WKK that WKK procured in anticipation of our production requirements. In addition, we currently have capital equipment located at WKK that must be relocated to the new CEMs in order to continue manufacturing our products there. In addition, if any of our key suppliers were to stop manufacturing our products or supplying us with our key components, it could be expensive and time consuming to find a replacement. Also, as our NES business grows, we will be required to expand our business with our key suppliers or find additional sources of supply, as we have recently done with Flextronics and Jabil. There is no guarantee that we would be able to find acceptable alternative or additional sources. Additional risks that we face if we must transition between CEMs include:

•	moving raw material, in-process inventory, and capital equipment between locations, some of which may be in different parts of the world;

•	reestablishing acceptable manufacturing processes with a new work force; and

•	exposure to excess or obsolete inventory held by contract manufacturers for use in our products.

The failure of any key manufacturer to produce a sufficient number of products on time, at agreed quality levels, and fully compliant with our product, assembly and test specifications could adversely affect our revenues and gross profit, and could result in claims against us by our customers, which could harm our results of operations and financial position.

Our products use components or materials that may be subject to price fluctuations, shortages, or interruptions of supply.

We may be vulnerable to price increases for products, components, or materials, such as copper and cobalt. In addition, in the past we have occasionally experienced shortages or interruptions in supply for certain of these items, including products or components that have been or will be discontinued, which caused us to delay shipments beyond targeted or announced dates. To help address these issues, we may decide to purchase quantities of these items that are in excess of our estimated requirements. As a result, we could be forced to increase our excess and obsolete inventory reserves to provide for these excess quantities, which could harm our operating results.

If we experience any shortage of products or components of acceptable quality, or any interruption in the supply of these products or components, or if we are not able to procure them from alternate sources at acceptable prices and within a reasonable period of time, our revenues, gross profits or both could decrease. In addition, under the terms of some of our contracts with our customers, we may also be subject to penalties if we fail to deliver our products on time.

If we are not able to develop or enhance our products in a timely manner, our revenues will suffer.

Due to the nature of development efforts in general, we often experience delays in the introduction of new or improved products beyond our original projected shipping date for such products. Historically, when these delays have occurred, we experienced an increase in our development costs and a delay in our ability to generate revenues from these new products. We believe that similar new product introduction delays in the future, particularly with respect to the NES system, could also increase our costs and delay our revenues.

We may incur penalties and/or be liable for damages with respect to sales of our NES system products.

In the event of late deliveries, late or improper installations or operations, failure to meet product specifications or other product failures, failure to achieve performance specifications, indemnities or other compliance issues, the agreements governing the sales of the NES system may expose us to penalties, damages and other liabilities. Even in the absence of such contractual provisions, we may agree to assume certain liabilities for the benefit of our customers. Any such liabilities would have an adverse effect on our financial condition and operating results.

The markets for our products are highly competitive.

Competition in our markets is intense and involves rapidly changing technologies, evolving industry standards, frequent new product introductions, rapid changes in customer or regulatory requirements, and localized market requirements. In each of our markets, we compete with a wide array of manufacturers, vendors, strategic alliances, systems developers and other businesses.

The principal competitive factors that affect the markets for our products include the following:

•	our ability to anticipate changes in customer or regulatory requirements and to develop or improve our products to meet these requirements in a timely manner;

•	the price and features of our products such as adaptability, scalability, functionality, ease of use, and the ability to integrate with other products;

•	our product reputation, quality, performance, and conformance with established industry standards;

•	our ability to meet a customer’s required delivery schedules;

•	our customer service and support;

•	warranties, indemnities, and other contractual terms; and

•	customer relationships and market awareness.

Competitors for our NES system products include the Bayard Capital group of companies, ESCO, Elster, Enel, General Electric, Iskraemeco, Itron/Actaris, Kamstrup, Sensus, and Siemens, which directly or through IT integrators such as IBM or telecommunications companies such as Telenor, offer metering systems that compete with our NES system offering.

For our LWI products, our competitors include some of the largest companies in the electronics industry, operating either alone or together with trade associations and partners. Key company competitors include companies such as Siemens in the building industry; Allen-Bradley (a subsidiary of Rockwell Automation), Groupe Schneider and Siemens in the industrial automation industry; Siemens in the transportation industry; and Zensys in the home control market. Key industry standard and trade group competitors include BACnet, DALI, and Konnex in the buildings industry; DeviceNet, HART, and Profibus in the industrial control market; DLMS in the utility industry; Echonet, Zigbee and the Z-Wave alliance in the home control market; and the Train Control Network (TCN) in the rail transportation market. Each of these standards and/or alliances is backed by one or more competitors. For example, the Zigbee alliance includes over 150 member companies with promoter members such as Eaton, Freescale, Motorola, Texas Instruments, STMicroelectronics, Ember, Siemens, Honeywell, Mitsubishi Electric, Samsung, Schneider Electric, Tendril, Huawei Technologies, and Philips.

Many of our competitors, alone or together with their trade associations and partners, have significantly greater financial, technical, marketing, service and other resources, significantly greater name recognition, and broader product offerings. In addition, the utility metering market is experiencing a trend towards consolidation. As a result, these competitors may be able to devote greater resources to the development, marketing, and sale of their products, and may be able to respond more quickly to changes in customer requirements or product technology. If we are unable to compete effectively in any of the markets we serve, our revenues, results of operations, and financial position would be harmed.

Liabilities resulting from defects in or misuse of our products, whether or not covered by insurance, may delay our revenues and increase our liabilities and expenses.

Our products may contain undetected errors or failures when first introduced, as new versions are released, or as a result of the manufacturing or shipping process. In addition, our customers or their installation partners may improperly install or implement our products, which could delay completion of a deployment or hinder our ability to win a subsequent award. Furthermore, because of the low cost and interoperable nature of our products, LONWORKS technology could be used in a manner for which it was not intended.

If errors or failures are found in our products, we may not be able to successfully correct them in a timely manner, or at all. Such errors or failures could delay our product shipments and divert our engineering resources while we attempt to correct them. In addition, we could decide to extend the warranty period, or incur other costs outside of our normal warranty coverage, to help address any known errors or failures in our products and mitigate the impact on our customers. This could delay our revenues and increase our expenses.

To address these issues, the agreements we maintain with our customers may contain provisions intended to limit our exposure to potential errors and omissions claims as well as any liabilities arising from them. In certain very limited instances, these agreements require that we be named as an additional insured on our customers’ insurance policies. However, our customer contracts and additional insured coverage may not effectively protect us against the liabilities and expenses associated with errors or failures attributable to our products.

Defects in our products may also cause us to be liable for losses in the event of property damage, harm or death to persons, claims against our directors or officers, and the like. Such liabilities could harm our reputation, expose our company to liability, and adversely affect our operating results and financial position.

To help reduce our exposure to these types of liabilities, we currently maintain property, general commercial liability, errors and omissions, directors and officers, and other lines of insurance. However, it is possible that such insurance may not be available in the future or, if available, may be insufficient in amount to cover any particular claim, or we might not carry insurance that covers a specific claim. In addition, we believe that the premiums for the types of insurance we carry will continue to fluctuate from period to period. Significant cost increases could also result in increased premiums or reduced coverage limits. Consequently, if we elect to reduce our coverage, or if we do not carry insurance for a particular type of claim, we will face increased exposure to these types of claims.

If we do not maintain adequate distribution channels, our revenues will be harmed.

We market our NES system products directly, as well as through selected VARs and integration partners. We believe that a significant portion of our NES system sales will be made through our VARs and integration partners, rather than directly by our company. To date, our VARs and integration partners have greater experience in overseeing projects for utilities. As a result, if our relationships with our VARs and integration partners are not successful, or if we are not able to create similar distribution channels for our NES system products with other companies in various geographic areas, revenues from sales of our NES system products may not meet our financial targets, which will harm our operating results and financial condition.

Currently, significant portions of our LWI revenues are derived from sales to distributors, including EBV, the primary independent distributor of our products to OEMs in Europe. Historically, sales to EBV, as well as sales to our other distributor partners, have accounted for a substantial portion of our total LWI revenues. Agreements with our distributor partners are generally renewed on an annual basis. If any of these agreements are not renewed, we would be required to locate another distributor or add our own distribution capability to meet the needs of our end-use customers. Any replacement distribution channel could prove less effective than our current arrangements. In addition, if any of our distributor partners fail to dedicate sufficient resources to market and sell our products, our revenues would suffer. Furthermore, if they significantly reduce their inventory levels for our products, service levels to our end-use customers could decrease.

We face financial and operational risks associated with international operations.

We have operations located in ten countries around the world. Revenues from international sales, which include both export sales and sales by international subsidiaries, accounted for about 70.8% of our total net revenues for the quarter ended September 30, 2008, and 81.6% of our total net revenues for the same period in 2007, and 78.5% of our total net revenues for the nine months ended September 30, 2008, and 84.8% for the same period in 2007. We expect that international sales will continue to constitute a significant portion of our total net revenues.

Changes in the value of currencies in which we conduct our business relative to the U.S. dollar have caused and could continue to cause fluctuations in our reported financial results. The three primary areas where we are exposed to foreign currency fluctuations are revenues, cost of goods sold, and operating expenses.

In general, we sell our products to foreign customers primarily in U.S. dollars. As such, fluctuations in exchange rates could have an impact on revenues. As the value of the dollar rises, our products will become more expensive to our foreign customers, which could result in their decision to postpone or cancel a planned purchase.

With respect to the relatively minimal amount of our revenues generated in foreign currencies, our historical foreign currency exposure has been related primarily to the Japanese Yen and has not been material to our consolidated results of operations.

However, in the future, we expect that some foreign utilities may require us to price our NES system in the utility’s local currency, which will increase our exposure to foreign currency risk. In addition, we have agreed with EBV, our European distributor, that upon notice from EBV, we will sell our products to EBV in European Euros rather than U.S. dollars. If EBV were to exercise this right, our revenue exposure to foreign currency fluctuations would increase.

For our cost of goods sold, our products are generally assembled by CEMs in China. Although our transactions with these vendors have historically been denominated in U.S. dollars, in the future they may require us to pay in their local currency, or demand a U.S. dollar price adjustment or other payment to address a change in exchange rates, which would increase our cost to procure our products. This is particularly a risk in China, where any future revaluations of the Chinese currency against the U.S. dollar could result in significant cost increases. In addition, any future increase in labor costs in the markets where our products are manufactured could also result in higher costs to procure our products.

We use the local currency to pay for our operating expenses in the various countries where we have operations. If the value of the U.S. dollar declines as compared to the local currency where the expenses are incurred, our expenses, when translated back into U.S. dollars, will increase.

To date, we have not hedged any of our foreign currency exposures and currently do not maintain any hedges to mitigate our foreign currency risks. Consequently, any resulting adverse foreign currency fluctuations could significantly harm our revenues, cost of goods sold, or operating expenses.

Additional risks inherent in our international business activities include the following:

•	timing of and costs associated with localizing products for foreign countries and lack of acceptance of non-local products in foreign countries;

•	inherent challenges in managing international operations;

•	the burdens of complying with a wide variety of foreign laws and unexpected changes in regulatory requirements, tariffs, and other trade barriers;

•	economic and political conditions in the countries where we do business;

•	differing vacation and holiday patterns in other countries, particularly in Europe;

•	labor actions generally affecting individual countries, regions, or any of our customers, which could result in reduced demand for, or could delay delivery or acceptance of, our products;

•	international terrorism and anti-American sentiment; and

•	potentially adverse tax consequences, including restrictions on repatriation of earnings.

Any of these factors could have a material adverse effect on our revenues, results of operations, and our financial condition.

Our executive officers and technical personnel are critical to our business.

Our company’s success depends substantially on the performance of our executive officers and key employees. Due to the specialized technical nature of our business, we are particularly dependent on our Chief Executive Officer and our technical personnel. In May 2008, our President and Chief Operating Officer, Beatrice Yormark, passed away unexpectedly. Her duties have been assumed by our Chief Executive Officer. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations, and managerial personnel, as well as our ability to successfully implement a plan for management succession.

Competition for qualified personnel in our business areas is intense, and we may not be able to continue to attract and retain qualified executive officers and key personnel. Our product development and marketing functions are largely based in Silicon Valley, which is a highly competitive marketplace. It may be particularly difficult to recruit, relocate and retain qualified personnel in this geographic area. Moreover, the cost of living, including the cost of housing, in Silicon Valley is known to be high. Because we are legally prohibited from making loans to executive officers, we will not be able to assist potential key personnel as they acquire housing or incur other costs that might be associated with joining our company. In addition, if we lose the services of any of our key personnel and are not able to find suitable replacements in a timely manner, our business could be disrupted, other key personnel may decide to leave, and we may incur increased operating expenses in finding and compensating their replacements.

The sales cycle for our LWI products is lengthy and unpredictable.

The sales cycle between initial LWI customer contact and execution of a contract or license agreement with a customer or purchase of our products, can vary widely. Initially, we must educate our customers about the potential applications of and cost savings associated with our products. If we are successful in this effort, OEMs typically conduct extensive and lengthy product evaluations before making a decision to design our products into their offerings. Once the OEM decides to incorporate our products, volume purchases of our products are generally delayed until the OEM’s product development, system integration, and product introduction periods have been completed. In addition, changes in our customer’s budgets, or the priority they assign to control network development, could also affect the sales cycle.

We generally have little or no control over these factors, any of which could prevent or substantially delay our ability to complete a transaction and could adversely affect the timing of our revenues and results of operations.

If we sell our NES system products directly to a utility, we will face additional risks.

If we sell our NES system products to a utility directly, we may be required to assume responsibility for installing the NES system in the utility’s territory, integrating the NES system into the utility’s operating and billing system, overseeing management of the combined system, and undertaking other activities. To date, we do not have any significant experience with providing these types of services. As a result, if we sold directly to a utility, it may be necessary for us to contract with third parties to satisfy these obligations. We cannot assure you that we would find appropriate third parties to provide these services on reasonable terms, or at all. Assuming responsibility for these or other services would add to the costs and risks associated with NES system installations, and could also negatively affect the timing of our revenues and cash flows related to these transactions.

Fluctuations in our operating results may cause our stock price to decline.

Our quarterly and annual results have varied significantly from period to period, and we have sometimes failed to meet securities analysts’ expectations. Moreover, we have a history of losses and cannot assure you that we will achieve sustained profitability in the future. Our future operating results will depend on many factors, many of which are outside of our control, including the following:

•	the mix of products and services that we sell may change to a less profitable mix;

•	shipment, payment schedules, and product acceptance may be delayed;

•

the complex revenue recognition rules relating to products such as our NES system could require us to defer some or all of the revenue associated with NES product shipments until certain conditions, such as delivery and acceptance criteria for our software and/or hardware products, are met in a future period;

•	our contract electronic manufacturers may not be able to provide quality products on a timely basis, especially during periods where capacity in the CEM market is limited;

•	our products may not be manufactured in accordance with specifications or our established quality standards, or may not perform as designed;

•	our products may not be accepted by utilities, OEMs, systems integrators, service providers and end-users at the levels we project;

•

downturns in any customer’s or potential customer’s business, or declines in general economic conditions, could cause significant reductions in capital spending, thereby reducing the levels of orders from our customers;

•	recording of expense relating to equity compensation as required under SFAS No. 123R will decrease our earnings;

•	we may incur costs associated with any future business acquisitions; and

•

results of impairment tests for goodwill and other intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, with respect to goodwill and other identified intangible assets that we acquired in the past or that we may acquire in the future may negatively affect our earnings and financial condition.

Any of the above factors could, individually or in the aggregate, have a material adverse effect on our results of operations and our financial condition, which could cause our stock price to decline.

We may be unable to promote and expand acceptance of our open, interoperable control systems over competing protocols, standards, or technologies.

LONWORKS technology is open, meaning that many of our technology patents are broadly licensed without royalties or license fees. As a result, our customers are able to develop hardware and software solutions that compete with some of our products. Because some of our customers are OEMs that develop and market their own control systems, these customers in particular could develop competing products based on our open technology. For instance, we have published all of the network management commands required to develop software that competes with our LNS software.

In addition, many of our competitors are dedicated to promoting closed or proprietary systems, technologies, software and network protocols or product standards that differ from or are incompatible with ours. We also face strong competition from large trade associations that promote alternative technologies and standards for particular vertical applications or for use in specific countries. These include BACnet, DALI, and KNX in the buildings market; DeviceNet, HART, and ProfiBus in the industrial controls market; TCN in the rail transportation market; DLMS in the metering market; and Echonet, Zigbee, and Z-Wave in the home control market.

Our technologies, protocols, or standards may not be successful or we may not be able to compete with new or enhanced products or standards introduced by our competitors, which would have a material adverse affect on our revenues, results of operations, and financial condition.

Our business may suffer if it is alleged or found that our products infringe the intellectual property rights of others.

We may be contractually obligated to indemnify our customers or other third parties that use our products in the event our products are alleged to infringe a third party’s intellectual property rights. From time to time, we may also receive notice that a third party believes that our products may be infringing patents or other intellectual property rights of that third party. Responding to those claims, regardless of their merit, can be time consuming, result in costly litigation, divert management’s attention and resources, and cause us to incur significant expenses.

As the result of such a claim, we may elect or be required to redesign our products, some of our product offerings could be delayed, or we could be required to cease distributing some of our products. In the alternative, we could seek a license to the third party’s intellectual property. Even if our products do not infringe, we may elect to take a license or settle to avoid incurring litigation costs. However, it is possible that we would not be able to obtain such a license or settle on reasonable terms, or at all.

Lastly, our customers may not purchase our products if they are concerned our products may infringe third party intellectual property rights. This could reduce the market opportunity for the sale of our products and services.

Any of the foregoing risks could have a material adverse affect on our revenues, results of operations, and financial condition.

We have limited ability to protect our intellectual property rights.

Our success depends significantly upon our intellectual property rights. We rely on a combination of patent, copyright, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish, maintain and protect these intellectual property rights, all of which afford only limited protection. If any of our patents fail to protect our technology, or if we do not obtain patents in certain countries, our competitors may find it easier to offer equivalent or superior technology.

We have also registered or applied for registration for certain trademarks, and will continue to evaluate the registration of additional trademarks as appropriate. If we fail to properly register or maintain our trademarks or to otherwise take all necessary steps to protect our trademarks, the value associated with the trademarks may diminish. In addition, if we fail to protect our trade secrets or other intellectual property rights, we may not be able to compete as effectively in our markets.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or services or use information that we regard as proprietary, or it may not be economically feasible to enforce them. Any of our patents, trademarks, copyrights or intellectual property rights could be challenged, invalidated or circumvented. In addition, we cannot assure you that we have taken or will take all necessary steps to protect our intellectual property rights. Third parties may also independently develop similar technology without breach of our trade secrets or other proprietary rights. In addition, the laws of some foreign countries, including several in which we operate or sell our products, do not protect proprietary rights to as great an extent as do the laws of the United States and it may take longer to receive a remedy from a court outside of the United States. Also, some of our products are licensed under shrink-wrap license agreements that are not signed by licensees and therefore may not be binding under the laws of certain jurisdictions.

From time to time, litigation may be necessary to defend and enforce our proprietary rights. As a result, we could incur substantial costs and divert management resources, which could harm our business, regardless of the final outcome.

Despite our efforts to safeguard and maintain our proprietary rights both in the United States and abroad, we may be unsuccessful in doing so. Also, the steps that we take to safeguard and maintain our proprietary rights may be inadequate to deter third parties from infringing, misusing, misappropriating, or independently developing our technology or intellectual property rights, or to prevent an unauthorized third party from misappropriating our products or technology.

The trading price of our stock has been volatile, and may fluctuate due to factors beyond our control.

The trading price of our common stock is subject to significant fluctuations in response to numerous factors, including the following:

•	significant stockholders may sell some or all of their holdings of our stock;

•	investors may be concerned about our ability to develop additional customers for our products and services; and

•	volatility in our stock price may be unrelated or disproportionate to our operating performance.

Any of these factors could have a negative impact on the market price of our stock.

Voluntary standards and governmental regulatory actions in our markets could limit our ability to sell our products.

Standards bodies, which are formal and informal associations that attempt to set voluntary, non-governmental product standards, are influential in many of our target markets. We participate in many voluntary standards organizations around the world in order to both help prevent the adoption of exclusionary standards and to promote voluntary standards for our products. However, we do not have the resources to participate in all voluntary standards processes that may affect our markets.

In addition, many of our products and the industries in which they are used are subject to U.S. and foreign regulation. For example, the power line medium, which is the communications medium used by some of our products, is subject to special regulations in North America, Europe and Japan. In general, these regulations limit the ability of companies to use power lines as a communication medium. In addition, some of our competitors have attempted to use regulatory actions to reduce the market opportunity for our products or to increase the market opportunity for their own products.

The adoption of voluntary standards or the passage of governmental regulations that are incompatible with our products or technology could limit the market opportunity for our products, which could harm our revenues, results of operations, and financial condition.

Our existing stockholders control a significant percentage of our stock, which will limit other stockholders’ ability to influence corporate matters.

As of October 31, 2008, our directors and executive officers, together with certain entities affiliated with them (including, for this purpose, Enel, which has the right to nominate a director to our board of directors), beneficially owned 31.0% of our outstanding stock.

When we sold 3.0 million newly issued shares of our common stock to Enel on September 11, 2000, we granted Enel the right to nominate a director to our board of directors, although a nominee of Enel does not currently sit on our board. In connection with the stock sale, our directors and our Chief Financial Officer agreed to enter into a voting agreement with Enel in which each of them agreed to vote in favor of Enel’s nominee to our board of directors. In addition, Enel agreed to vote for our board’s recommendations for the election of directors, approval of accountants, approval of Echelon’s equity compensation plans, and certain other matters.

As a result, our directors and executive officers, together with certain entities affiliated with them, may be able to control substantially all matters requiring approval by our stockholders, including the election of all directors and approval of certain other corporate matters.

Natural disasters, power outages, and other factors outside of our control such as widespread pandemics could disrupt our business.

We must protect our business and our network infrastructure against damage from earthquake, flood, hurricane and similar events, as well as from power outages. A natural disaster, power outage, or other unanticipated problem could also adversely affect our business by, among other things, harming our primary data center or other internal operations, limiting our ability to communicate with our customers, and limiting our ability to sell our products. We do not insure against several natural disasters, including earthquakes.

Any outbreak of a widespread communicable disease pandemic could similarly impact our operations. Such impact could include, among other things, the inability for our sales and operations personnel located in affected regions to travel and conduct business freely, the impact any such disease may have on one or more of the distributors for our products in those regions, and increased supply chain costs. Additionally, any future health-related disruptions at our third-party contract manufacturers or other key suppliers could affect our ability to supply our customers with products in a timely manner, which would harm our results of operations.

THE OFFER

1.	Eligibility.

You are an “eligible employee” if you are an employee (including an executive officer) of Echelon as of the commencement of the offer who resides in the United States, Australia, Germany, Hong Kong, Italy, Japan, Korea, the Netherlands, Sweden, Switzerland or the United Kingdom, and you remain employed by Echelon or a successor entity through the date on which the exchanged awards are cancelled. The non-employee members of our board of directors are not eligible to participate in the offer. Our directors and executive officers are listed on Schedule A to this Offer to Exchange.

To receive a grant of new SARs, you must remain an employee of Echelon or a successor entity through the new grant date, which will be the same U.S. calendar day as the cancellation date. If you do not remain employed by Echelon or a successor entity through the new grant date, your current eligible awards will not be part of the exchange and those awards will vest and expire in accordance with their terms. If we do not extend the offer, the new grant date will be December 17, 2008. Except as provided by applicable law and/or any employment agreement between you and Echelon, your employment with Echelon will remain “at-will” and can be terminated by you or Echelon at any time, with or without cause or notice. In order to vest in your new SARs, you generally must remain an employee or other service provider through each relevant vesting date (but see Section 9 for a description of certain circumstances in which your new SARs may vest upon a qualifying termination following a Change of Control Merger). Except as described in Section 9, if your service with Echelon terminates before your new SARs vest, your new SARs will expire unvested and you will not be able to exercise any portion of the unvested new SARs.

If you choose to participate in this offer, but some of your awards are not “underwater” on the expiration date, that is, the exercise price of your award is equal to or less than the closing price of Echelon’s common stock on the expiration date, then those awards will cease to be “eligible awards,” your election with respect to those awards will not be accepted, and you will keep those awards in accordance with their original terms. For example, if the exercise price of your award is $7.00 per share and the closing price of Echelon’s common stock on the expiration date is $8.00, the award is not underwater and will not be an eligible award. You will not receive any new SARs or other benefit for those awards.

2.	Number of awards; expiration date.

Subject to the terms and conditions of this offer, we will accept for exchange options and stock appreciation rights that were granted under the Plan, are held by eligible employees, are outstanding and unexercised as of the expiration date of the offer, and that are properly elected to be exchanged, and are not validly withdrawn, before the expiration date of the offer. In order to be eligible, awards must be outstanding on the expiration date of the offer. For example, if a particular award grant expires during the offering period, that particular award grant is not eligible for exchange.

Participation in this offer is completely voluntary. You may decide which of your eligible awards you wish to exchange. If you hold more than one eligible award, however, you may choose to exchange one or more of such eligible awards without having to exchange all of your eligible awards. If you elect to participate in this offer, you must exchange all of the shares subject to any particular eligible award that you choose to exchange. Except for awards that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), we are not accepting partial tenders of awards, except that you may elect to exchange the entire remaining portion of an eligible award that you have exercised partially. You otherwise may not elect to exchange only some of the shares covered by any particular award grant.

For example (and except as otherwise described below), if you hold (1) an eligible award to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible award to purchase 1,000 shares, and (3) an eligible award to purchase 3,000 shares, you may choose to exchange all three awards, or only two of the three awards, or only one of the three grants, or none at all. You may not elect to exchange a partial amount under any eligible award (such as an election to exchange only 150 shares of the remaining 300 shares under the first award).

However, this rule will not apply to the portion of any award that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and which is beneficially owned by a person who is not an employee of Echelon. Any such portion of an award may not be exchanged in this offer (even if title to that portion of the award is held by an eligible employee). The portion beneficially owned by the eligible employee may be tendered in the offer if eligible; such portion must be tendered for all remaining outstanding shares. For instance, if the award to purchase 3,000 shares in the example above is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to participate in the offer and exchange the portion of the award that you beneficially own covering the outstanding 1,500 shares.

Subject to the terms of this offer and upon our acceptance of your properly tendered eligible awards, your exchanged awards will be cancelled and you will be granted new SARs as follows:

Exercise Price Per Share of Exchanged Award	Exchange Ratio (the number of new SARs you will receive in exchange for your exchanged awards)
Less than or equal to $11.99	One (1) new SAR for every one (1) exchanged award

Greater than or equal to $12.00, but less than or equal to $14.99	Two (2) new SARs for every three (3) exchanged awards

Greater than or equal to $15.00, but less than or equal to $19.99	One (1) new SAR for every two (2) exchanged awards

Greater than or equal to $20.00	One (1) new SAR for every three (3) exchanged awards

Please note: If you choose to participate in this offer, but some of your awards are not “underwater” on the expiration date, that is, the exercise price of your award is equal to or less than the closing price of Echelon’s common stock on the expiration date, then those awards will cease to be “eligible awards,” your election with respect to those awards will not be accepted, and you will keep those awards in accordance with their original terms. For example, if the exercise price of your award is $7.00 per share and the closing price of Echelon’s common stock on the expiration date is $8.00, the award is not underwater and will not be an eligible award. You will not receive any new SARs or other benefit for those awards.

For purposes of applying the exchange ratios, fractional new SARs will be rounded up to the nearest whole new SAR on a grant-by-grant basis.

The exchange ratios apply to each of your eligible awards separately. This means that the various awards you have received may be subject to different exchange ratios.

Example 1

If you exchange an eligible award covering 5,000 shares with an exercise price per share of $10.25, you will receive 5,000 new SARs.

Example 2

If you exchange an eligible award covering 5,000 shares with an exercise price per share of $13.00, you will receive 3,334 new SARs.

Example 3

If you exchange an eligible award covering 5,000 shares with an exercise price per share of $17.00, you will receive 2,500 new SARs.

Example 4

If you exchange an eligible award covering 5,000 shares with an exercise price per share of $22.00, you will receive 1,667 new SARs.

All new SARs will be subject to the terms of the Plan and to a stock appreciation right agreement between you and Echelon and a country-specific appendix thereto, if applicable. The current applicable forms of stock appreciation right agreement and any country-specific appendix thereto under the Plan are attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange.

The expiration date for this offer will be 9:00 p.m., Pacific Time, on December 17, 2008 unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

3.	Purposes of the offer.

The primary purpose of this offer is to restore the retention and incentive benefits of our equity awards. We believe this offer will foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. We issued the currently outstanding awards to attract and retain the best available personnel and to provide additional incentive to our employees. Our stock price, like that of many other companies, has declined significantly in the past year. In the same fashion as other companies, we have been affected by the downturn in the financial and stock markets and declining consumer confidence, as well as other macro-economic factors. As a result of these factors, some of our outstanding awards, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These awards are commonly referred to as being “underwater.” The new SARs may have greater employee retention value than the exchanged awards and therefore benefit Echelon in its efforts to retain valuable employees.

In addition, the offer also will have the added benefit of reducing the overhang represented by the eligible awards. Overhang is the number of options and SARs outstanding as a percent of the total number of common shares outstanding. The exchange ratios used in this offer are designed to help accomplish this goal. We believe structuring the program in this manner is in the best interests of our employees and stockholders to give incentive to our employees with the grant of the new SARs, reduce the outstanding stock option and SAR overhang, and conserve our share reserve under the Plan for future grants.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or negotiations that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation, involving Echelon;

•	Any purchase, sale or transfer of a material amount of our assets;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the Nasdaq Global Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•

Any change in our certificate of incorporation, or any actions that may impede the acquisition of control of us by any person. Due to recent developments in Delaware common law regarding the requirements for advance notice of stockholder business and director nominations and recent changes in Delaware statutory law allowing for the electronic transmission of documents and signatures, we are proposing to amend our Bylaws to address these issues.

In the ordinary course of business, from time to time, Echelon evaluates acquisition or investment opportunities. At the present time, we are reviewing a number of opportunities. These transactions may be announced or completed in the ordinary course of business during the pendency of this offer, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.

4.	Procedures for electing to exchange awards.

Proper election to exchange awards.

Participation in this offer is voluntary. If you choose to participate in the offer, you must deliver the completed election form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 9:00 p.m., Pacific Time, on December 17, 2008 to:

Marsha Larsen

Echelon Corporation

550 Meridian Avenue

Office # A3119

San Jose, CA 95126

Fax: (408) 790-3520

E-mail: mlarsen@echelon.com

Marsha Larsen must receive your properly completed and signed election form before the expiration date. The expiration date will be 9:00 p.m., Pacific Time, on December 17, 2008 unless we extend the offer.

If you participate in this offer, you can decide which of your eligible awards you wish to exchange. To help you recall your eligible awards and give you the information necessary to make an informed decision, we will distribute to you a summary of your awards. This will list your outstanding award grants, the grant date of your awards, the vesting schedule of your awards, the exercise price of your awards and the number of outstanding shares subject to those awards. In addition, you may refer to your Smith Barney account for further information on your outstanding awards. You may access your Smith Barney account at www.benefitaccess.com. Finally, we have provided an “Exchange Calculator” at http://inside.echelon.com to assist you in estimating the potential economic impact to you if you participate in the offer. Please note that the Exchange Calculator is being provided to you solely as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanging your eligible awards for the grant of the new SARs. The Exchange Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. The Exchange Calculator is only an aid and does not in any way change or supplement the terms of the Offer to Exchange, nor does it constitute a recommendation as to whether or not you should participate in the offer.

Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on December 17, 2008 unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The exception to this rule is that if we have not accepted your properly tendered awards by 9:00 p.m., Pacific Time, on January 16, 2009, you may withdraw your awards at any time thereafter. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal form we receive before the expiration date.

You also may change your mind about which of your eligible awards you wish to have exchanged. If you wish to add additional eligible awards to your election, you must complete and submit a new election form before the expiration date by following the procedures described above. This new election form must be properly completed, signed and dated after your prior election form and after any withdrawal form you have submitted and must list all eligible awards you wish to exchange. Any prior election form will be disregarded. If, instead, you wish to withdraw some or all of the eligible awards you elected for exchange, you may do so at any time before the expiration date by following the procedures described in Section 5.

The delivery of all documents, including election and withdrawal forms, is at your risk. We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within four (4) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your election form and/or any withdrawal form. Only responses that are complete, signed and actually received by Marsha Larsen by the deadline will be accepted. Responses must be submitted by facsimile, e-mail or hand delivery. Responses submitted by any other means, including interoffice mail or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any awards tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered eligible awards promptly after the expiration of this offer.

Our receipt of your election form is not by itself an acceptance of your awards for exchange. For purposes of this offer, we will be deemed to have accepted eligible awards for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the award holders generally of our acceptance of awards for exchange. We may issue this notice of acceptance by press release, e-mail or other form of communication. Awards accepted for exchange will be cancelled on the cancellation date, which we presently expect will be December 17, 2008.

Determination of validity; rejection of awards; waiver of defects; no obligation to give notice of defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any awards. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any awards elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible awards that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular awards or for any particular award holder, provided that if we grant any such waiver, it will be granted with respect to all award holders and tendered awards. No tender of awards will be deemed to have been properly made until all defects or irregularities have been cured by the tendering award holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election to exchange awards through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Your election also will constitute your acceptance of the applicable form of stock appreciation right agreement and country-specific appendix thereto, if applicable, governing your new SARs. The stock appreciation right agreement governing your new SARs will be the applicable form of stock appreciation right agreement and country-specific appendix thereto, if applicable (for U.S. employees, the applicable form of stock appreciation right agreement is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange, and for employees outside of the U.S. the applicable form of stock appreciation right agreement and country-specific appendix thereto is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange), as modified to reflect the terms described in this offer. Our acceptance of your awards for exchange will constitute a binding agreement between Echelon and you upon the terms and subject to the conditions of this offer.

5.	Withdrawal rights and change of election.

You may withdraw some or all of the awards that you previously elected to exchange only in accordance with the provisions of this section.

You may withdraw some or all of the awards that you previously elected to exchange at any time before the expiration date, which is expected to be 9:00 p.m., Pacific Time, on December 17, 2008. If we extend the offer, you may withdraw your awards at any time until the extended expiration date.

In addition, although we intend to accept all validly tendered awards promptly after the expiration of this offer, if we have not accepted your awards by 9:00 p.m., Pacific Time, on January 16, 2009, you may withdraw your awards at any time thereafter.

To withdraw some or all of the awards that you previously elected to exchange, you must deliver a valid withdrawal form for some or all of the awards you wish to withdraw from the offer while you still have the right to withdraw the awards.

To withdraw your election, you must do the following before the expiration date:

1. Properly complete and sign the attached withdrawal form.

2. Deliver the completed and attached withdrawal form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery to:

Marsha Larsen

Echelon Corporation

550 Meridian Avenue

Office # A3119

San Jose, CA 95126

Fax: (408) 790-3520

E-mail: mlarsen@echelon.com

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal form we receive before the expiration date. Any awards that you do not withdraw will be bound pursuant to your prior election form.

If you withdraw some or all of your eligible awards, you may elect to exchange the withdrawn awards again at any time before the expiration date. All awards that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange such eligible awards before the expiration date. To re-elect to exchange some or all of your eligible awards, you must submit a new election form to Echelon before the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new election form must be properly completed, signed and dated after your original election form and after your withdrawal form and must list all eligible awards you wish to exchange. Any prior election form will be disregarded.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any withdrawal form or any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal forms and new election forms. Our determination of these matters will be final and binding.

The delivery of all documents, including any withdrawal forms and any new election forms, is at your risk. We intend to confirm the receipt of your withdrawal form and/or any election form by e-mail within four (4) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your withdrawal form and/or any election form. Only responses that are complete, signed and actually received by Echelon by the deadline will be accepted. Responses must be submitted by facsimile, e-mail or hand delivery. Responses submitted by any other means, including interoffice mail or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

6.	Acceptance of awards for exchange and grant of new SARs.

Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible awards properly elected for exchange and not validly withdrawn before the expiration date. Once the awards are cancelled, you no longer will have any rights with respect to those awards. Subject to the terms and conditions of this offer, if your eligible awards are properly tendered by you for exchange and accepted by us, these awards will be cancelled as of the cancellation date, which we anticipate to be December 17, 2008.

If you choose to participate in this offer, but some of your awards are not “underwater” on the expiration date, that is, the exercise price of your award is equal to or less than the closing price of Echelon’s common stock on the expiration date, then those awards will cease to be “eligible awards,” your election with respect to those awards will not be accepted, and you will keep those awards in accordance with their original terms. For example, if the exercise price of your award is $7.00 per share and the closing price of Echelon’s common stock on the expiration date is $8.00, the award is not underwater and will not be an eligible award. You will not receive any new SARs or other benefit for those awards.

Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we will accept promptly after the expiration date all properly tendered eligible awards that are not validly withdrawn. We will give oral or written notice to the award holders generally of our acceptance for exchange of the awards. This notice may be made by press release, e-mail or other method of communication.

We will grant the new SARs on the new grant date, which is the same U.S. calendar day as the cancellation date. We expect the new grant date to be December 17, 2008. All new SARs will be granted under the Plan, and will be subject to a stock appreciation right agreement and country-specific appendix thereto, if applicable, between you and Echelon. The number of new SARs you will receive will be determined in accordance with the exercise price of your exchanged awards as described in Section 2 of this Offer to Exchange. Promptly after the expiration date, we will provide you your stock appreciation right agreement. You will be able to exercise your vested new SARs when and if your new SARs vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.

Awards that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price, current vesting schedule, current maximum terms and retain all of the other terms and conditions as set forth in the relevant agreement related to such award grant.

7.	Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any eligible awards tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any eligible awards tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•

There will have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•

Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•	There will have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•

in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average, the Nasdaq Index or the Standard & Poor’s 500 Index from the date of commencement of the offer,

•

the commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States, which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

•	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•

A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible awards;

•

There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•

Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•

Any rules or regulations by any governmental authority, the New York Stock Exchange, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Echelon.

If any of the above events occur, we may:

•	Terminate the offer and promptly return all tendered eligible awards to tendering holders;

•	Complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible awards until the extended offer expires;

•	Amend the terms of the offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.	Price range of shares underlying the awards.

The Echelon common stock that underlies your awards is traded on the Nasdaq Global Market under the symbol “ELON.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the Nasdaq Global Market.

	High	Low
Fiscal Year Ending December 31, 2008
4th Quarter (through November 14, 2008)	$10.73	$5.50
3rd Quarter	$15.74	$9.45
2nd Quarter	$16.56	$10.36
1st Quarter	$22.49	$10.84

Fiscal Year Ended December 31, 2007
4th Quarter	$30.66	$14.70
3rd Quarter	$32.49	$14.93
2nd Quarter	$18.75	$9.97
1st Quarter	$10.68	$7.19

Fiscal Year Ended December 31, 2006
4th Quarter	$9.04	$7.70
3rd Quarter	$8.99	$6.92
2nd Quarter	$9.49	$7.32
1st Quarter	$9.50	$7.58

On November 14, 2008 the last reported sale price of our common stock, as reported by the Nasdaq Global Market was $5.91 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.	Source and amount of consideration; terms of new SARs.

Consideration.

We will grant new SARs in exchange for eligible awards properly elected to be exchanged by you and accepted by us for such exchange. A stock appreciation right is a right to receive the appreciation in fair market value of Echelon Corporation common stock between the exercise date and the date of grant with respect to the number of shares for which the SAR is exercised. All new SARs will be settled in shares of Echelon Corporation common stock. In addition to the terms of this offer requiring settlement of new SARs in shares, and notwithstanding Section 8(i) of the Plan, if you are an employee in Australia, Sweden or the United Kingdom, the value of the appreciation on your vested new SARs at the time of exercise cannot be paid in cash. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered eligible awards, you will be entitled to receive new SARs based on the exercise price of your exchanged awards as described in Section 2 of this Offer to Exchange. Fractional new SARs will be rounded up to the nearest whole new SAR on a grant-by grant-basis.

If we receive and accept tenders from eligible employees of all awards that could possibly be eligible awards (a total of options to purchase 4,071,408 shares and a total of stock appreciation rights covering 2,441,838 shares) subject to the terms and conditions of this offer, we will grant new SARs covering a total of approximately 4,936,538 shares of our common stock, or approximately 12.21% of the total shares of our common stock outstanding as of November 11, 2008. For purposes of these calculations, we have assumed that all currently outstanding options and SARs granted under the Plan and held by currently eligible employees will be outstanding and “underwater” as of the expiration date and therefore will be eligible awards.

General terms of new SARs.

New SARs will be granted under the Plan, and subject to a stock appreciation right agreement and a country-specific appendix thereto, if applicable, between you and Echelon. New SARs will have a different maximum term than your exchanged awards. Further, the vesting schedule of your new SARs will be different from the vesting schedule of your exchanged award, as described below. In addition, if your exchanged awards are stock options, your new SARs will be a different type of award, and so the terms and conditions of your new SARs necessarily will be different from the options they replace. The applicable forms of stock appreciation right agreement are attached to the filing of this Offer to Exchange and are available on the SEC website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange.

Your election to exchange awards constitutes your acceptance of the terms and conditions of this offer. Your election also will constitute your acceptance of the applicable form of stock appreciation right agreement and country-specific appendix thereto, if applicable, governing your new SARs. The stock appreciation right agreement governing your new SARs will be the applicable form of stock appreciation right agreement and country-specific appendix, if applicable (for U.S. employees, the applicable form of stock appreciation right agreement is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange, and for employees outside of the U.S. the applicable form of stock appreciation right agreement and country-specific appendix thereto is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange), as modified to reflect the terms described in this offer.

The following description summarizes the material terms of the Plan. Our statements in this Offer to Exchange concerning the Plan and the new SARs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plan and the applicable form of stock appreciation right agreement and country-specific appendix thereto, if applicable, under the Plan, which have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part. Please contact Marsha Larsen to receive a copy of the Plan, the applicable form of stock appreciation right agreement and any country-specific appendix thereto. We will promptly furnish to you copies of these documents upon request at our expense.

1997 Stock Plan

The Plan permits the granting of stock options, stock purchase rights, SARs, performance units and performance shares. As of November 11, 2008, the number of shares of common stock subject to options outstanding under the Plan is 4,472,115 shares and the number of shares of common stock subject to SARs outstanding under the Plan is 2,484,525 shares. The Plan is administered by our board of directors or a committee appointed by our board of directors, which we refer to as the “Administrator.” Subject to the other provisions of the Plan, the Administrator has the power to determine the terms, conditions and restrictions of the SARs granted, including the number of SARs and the vesting criteria.

Purchase price.

The purchase price, if any, of a stock appreciation right granted under the Plan generally is determined by the Administrator, except that the exercise price may never be less than 100% of the fair market value of the underlying shares on the date of grant. For purposes of this offer, the purchase price per share of a new SAR will be equal to the fair market value of the Company’s common stock on the new grant date, which will be the closing price of a share of our common stock reported by the Nasdaq Global Market on the new grant date.

Vesting.

The vesting applicable to stock appreciation rights granted under the Plan generally is determined by the Administrator in accordance with the terms of the Plan. The new SARs granted under this offer will be subject to a new vesting schedule. Each new SAR will be scheduled to vest as set forth below, subject to you continuing to provide services to Echelon through each relevant vesting date. Generally, vesting is suspending during any unpaid leave of absence, other than military leave, as provided in the applicable form of stock appreciation right agreement.

Percentage of Award Vested as of the Cancellation Date	Vesting Schedule of New SARs	Maximum Term of New SARs
Fully vested as of cancellation date	100% of the new SARs will be scheduled to vest on the first anniversary of the new grant date	two (2) years

75% vested as of cancellation date	50% of the new SARs will be scheduled to vest on each of the first and second anniversaries of the new grant date	three (3) years

50% vested as of cancellation date	33.33% of the new SARs will be scheduled to vest on each of the first three (3) anniversaries of the new grant date	four (4) years

25% or less vested as of cancellation date	25% of the new SARs will be scheduled to vest on each of the first four (4) anniversaries of the new grant date	five (5) years

We expect the new grant date will be December 17, 2008. Vesting of your new SARs is subject to the following conditions:

•

Vesting on any given vesting date is subject to your continued service with Echelon or one of its subsidiaries through that vesting date. Except as described below, if your employment or other service with us terminates before your new SARs vest, your new SARs will expire unvested.

•

If your employment with Echelon is terminated by reason of an Involuntary Termination within twelve (12) months following a Change of Control Merger, 100% of the outstanding and unvested portion of your then-outstanding new SARs will vest in full. Please note that for the purposes of your new SARs, the definition of Involuntary Termination is not the same as the definition of Involuntary Termination that may apply to your outstanding option awards. Specifically, under your options, an involuntary termination could be triggered by a reduction in your base salary as in effect immediately prior to a Change of Control Merger. For the new SARs, this has been changed to a material reduction of your total cash compensation as in effect immediately prior to a Change of Control Merger. In addition, a material reduction in the kind or level of employee benefits to which you were entitled immediately prior to a Change of Control Merger will not by itself trigger an Involuntary Termination as it may have under your options. The remaining provisions of the Involuntary Termination definition remain materially the same for new SARs as for options.

•

We will make minor modifications to the vesting schedule of any new SARs to eliminate fractional vesting (such that a whole number of the new SARs will vest on each vesting date). This will be done by rounding up to the nearest whole share when there is a fractional share, and adjusting the remaining vesting schedule accordingly (see example below).

A new SAR may expire earlier than its maximum term. For instance, a new SAR may expire earlier in connection with your termination of service with Echelon or in connection with a change in control of Echelon.

Example:

Assume that an eligible employee elects to exchange an eligible award covering 1,500 shares with an exercise price of $22.00 per share, and 50% of the shares subject to the eligible award are vested on the cancellation date. Assume that on December 17, 2008, the eligible employee surrenders the award and, in accordance with the exchange ratios listed above, receives 500 new SARs. Subject to the eligible employee remaining employed by the Company through each such relevant date, the vesting schedule and maximum term of the new SARs will be as follows:

Vesting Schedule in this Example:

•	0 of the new SARs will be vested as of December 17, 2008;

•	167 of the new SARs will be scheduled to vest on December 17, 2009 (33.33% of 500, rounded up to the nearest whole share);

•	167 of the new SARs will be scheduled to vest on December 17, 2010; and

•	166 of the new SARs will be scheduled to vest on December 17, 2011.

Maximum Term in this Example:

•	The new SAR will expire no later than December 17, 2012.

New SARs which do not vest before they are terminated or expire will be forfeited to Echelon. Your new SARs will not be exercisable until they vest. If you do not exercise your new SARs while the award is outstanding and exercisable, the unexercised new SARs will cease to be exercisable and will be forfeited to Echelon.

Exercised new SARs will be settled in shares of our common stock. The Company will satisfy all tax withholding obligations in the manner specified in your stock appreciation right agreement.

Adjustments upon certain events.

Events Occurring Before the New Grant Date. Although we are not anticipating any such merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any awards which you tendered for exchange and your awards will be treated in accordance with the Plan and your award agreement. Further, if Echelon is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your awards and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no new SARs in exchange for them. If Echelon is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new SARs, including any adjustments to the exercise price and number of shares that will be subject to the new SARs. Under such circumstances, the type of security and the number of shares covered by your grant of new SARs would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new SARs covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible awards that you tendered for exchange or than the number you would have received pursuant to the new SARs if no acquisition had occurred.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, award holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those award holders who did not participate in this offer and retained their original awards.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our employees before the completion of this award exchange program. Termination of your employment for this or any other reason before the new grant date means that the tender of your eligible awards will not be accepted, those eligible awards will vest and expire in accordance with their terms, and you will not receive any new SARs or other benefit for your tendered awards.

Events Occurring After the New Grant Date.

If there is any increase or decrease in the number of issued shares of our common stock resulting from any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of issued shares of our common stock effected without receipt of consideration; provided, however that conversion of the convertible securities of the Company will not be deemed to have been “effected without receipt of consideration”, then our board of directors will make proportionate adjustments in (i) the number and class of shares that may be delivered under the Plan, (ii) the number, class and price of shares covered by each outstanding award, and (iii) the numerical share limits set forth in the Plan.

In the event of a merger or a sale of substantially all of the assets of the Company, each outstanding equity award will be assumed or equivalent awards will be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof). In the event that the successor corporation refuses to assume or substitute for outstanding awards, you will fully vest in and have the right to exercise all options and stock appreciation rights (including as to shares as to which such awards would not otherwise be exercisable), all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met. In such event, the Administrator will notify you that your options or stock appreciation rights are fully exercisable for fifteen (15) days from the date of such notice and that your award will terminate upon expiration of such period.

In the event of your Involuntary Termination within twelve (12) months following a Change of Control Merger in which your new SARs are assumed or substituted for, 100% of the outstanding and unvested portion of your then-outstanding new SARs will vest in full. Under the Plan, similar treatment is accorded to options, except that the definition of Involuntary Termination is different, as described above.

In the event of our proposed dissolution or liquidation, the Administrator will notify you as soon as practicable prior to the effective date of such proposed transaction. In its discretion, the Administrator may provide you the right to exercise your awards until ten (10) days prior to such dissolution or liquidation as to all shares subject to options, including shares as to which your awards may not otherwise be exercisable. Additionally, the Administrator may provide that any repurchase options applicable to any shares purchased upon exercise of any award shall lapse as to all shares, provided that the proposed dissolution or liquidation takes place. To the extent that it has not been previously exercised, any award will terminate immediately prior to the consummation of such proposed action.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. Generally, if your employment terminates for any reason before your new SARs vest, you will not receive any value from your new SARs. However, as described above, if your employment with Echelon is terminated by reason of an Involuntary Termination within twelve (12) months following a Change of Control Merger, 100% of the outstanding and unvested portion of your then-outstanding new SARs will vest in full. Please note that for the purposes of your new SARs, the definition of Involuntary Termination is not the same as the definition of Involuntary Termination that may apply to your outstanding option awards.

Transferability of the new SARs.

Stock appreciation rights generally may not be transferred, other than by will or the laws of descent and distribution, unless the Administrator indicates otherwise in your stock appreciation agreement. In the event of your death, any person who acquires the right to exercise the new SARs by bequest or inheritance may exercise the vested stock appreciation rights.

Registration and sale of shares underlying the new SARs.

All of Echelon’s shares of common stock issuable upon the exercise of the new SARs been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Echelon for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your new SARs free of any transfer restrictions under applicable U.S. securities laws.

Income tax consequences.

You should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new SARs and exchanged awards, as well as the consequences of accepting or rejecting this offer. If you participate in the offer and are subject to tax or social insurance contributions in Australia, Germany, Hong Kong, Italy, Japan, Korea, the Netherlands, Sweden, Switzerland or the United Kingdom, please refer to schedules C – L of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you. If you are a taxpayer of the United States, but also are subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

10.	Information concerning Echelon.

Our principal executive offices are located at 550 Meridian Avenue, San Jose, California 95126, and our telephone number is (408) 938-5200. Questions regarding this offer should be directed to:

Kathleen B. Bloch	Mike Marszewski	Marcia Pugsley
Echelon Corporation	Echelon Corporation	Echelon Corporation
550 Meridian Avenue	550 Meridian Avenue	550 Meridian Avenue
San Jose, CA 95126	San Jose, CA 95126	San Jose, CA 95126
Phone: (408) 938-5382	Phone: (408) 938-5230	Phone: (408) 938-5213

We were incorporated in California in 1988 and reincorporated in Delaware in 1989. We are an ISO 9001 certified company that develops, markets, and sells system and network infrastructure products that enable everyday devices — such as air conditioners, appliances, electricity meters, light switches, thermostats, and valves — to be made smart and inter-connected. Working together, products and systems equipped with our technology can monitor and save energy, lower costs, improve productivity and enhance service, quality, safety and convenience.

In the building, home, industrial, transportation, and other automation markets, we sell a suite of network infrastructure products to original equipment manufacturers (OEMs). OEMs “design in,” or embed, our products into their products and systems in order to give their products local intelligence and networking capability. We call the products that we sell to OEMs our LONWORKS® Infrastructure, or “LWI”, product line. Our LWI products include transceivers, control modules, routers, network interfaces, development tools, and software tools and toolkits. Representative customers include BOC Edwards, EnerNOC, Fuji Electric, Fujitsu General, Groupe Schneider, Honeywell, Johnson Controls, NTT Data, Samsung, Schindler Elevator, Siemens, and Trane. By using our LWI products, we believe OEMs can reduce their development time and expense and bring higher quality, more functional products to market than previously possible or than would be possible using alternative development approaches. Additionally, we believe the resulting products can also be “energy aware” and save energy, and are also lower cost for end-users to install, maintain and operate.

For the electric utility industry we have developed an advanced metering infrastructure system that we call the Networked Energy Services (NES) system. The NES system provides a two-way information and control path between the utility and its customer, which we believe enables utilities to reduce operating costs; improve customer service; offer multiple tariff plans, including time-of-use metering and prepay metering; promote energy efficiency; better utilize distribution assets; improve grid quality and reliability; control loads and reduce peak demand; and respond more rapidly to changing customer and regulatory requirements. Our primary channel to market for the NES system is through value-added resellers (VARs). Examples of NES VARs and partners include ES Elektrosandberg AB, ES Mätteknik, EVB, Görlitz, Limited Liability Company Engineering Center ENERGOAUDITCONTROL, and Telvent. These VARs in turn add application software, project management, and other value-added services to provide utilities with complete advanced metering systems offerings. Representative end-use customers include Vattenfall and E.ON in Sweden, Nuon in the Netherlands, Integral Energy in Australia, and Duke Energy in the United States.

For system integrators serving the street lighting, remote facility monitoring, and energy management markets, we have developed the i.LON® Internet server family of products, which provides a low-cost, robust Internet interface and local control capability for remote devices and systems. We believe that the i.LON product family provides a compelling platform for applications that can monitor and substantially reduce energy consumption, lower maintenance costs, and enhance safety and convenience. Representative resellers of i.LON–based, managed street lighting solutions include EnerNOC, Streetlight Vision, Device Insight, and Intron. Representative end-use customers include the City of Oslo, Norway and the City of Bremen, Germany.

In quick-service restaurants, our LonWorks technology and i.LON Internet Server are being used to monitor and control kitchen equipment and key building systems (including HVAC and lighting) through a single network, in an effort to manage energy use and improve efficiency. For example, the fast-food giant McDonald’s is encouraging its kitchen equipment manufacturers to incorporate our LonWorks technology into new equipment as a way to lower operating costs and improve operations. The potential savings for quick-service restaurants is considerable because the average restaurant, operating without an effective control system, spends thousands of dollars a year in energy costs.

We view our system infrastructure and network infrastructure product lines as two complementary sides of the same coin, tied together by a common theme of energy management. We believe that, while each offering has substantial value on its own, together they bring a more comprehensive and valuable solution to the end user and that, over time, our success in system infrastructure applications helps drive success in the network infrastructure applications and vice-versa. For example, we believe that utilities that adopt our NES system become better prospects for i.LON-based street lighting systems and for in-home and in-building energy management applications based on our LWI products. We believe the same synergy is present for utilities that first adopt an i.LON-based street lighting system. Likewise we believe that because our system products are built on our LWI products, the availability of home and commercial devices based on our LWI products represents an opportunity for utilities to extend the reach of energy management into homes and buildings.

The financial information included in our annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2007, and our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008, is incorporated herein by reference. Please see Section 17 of this Offer to Exchange entitled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

We had a book value per share of $3.35 on September 30, 2008 (calculated using the book value as of September 30, 2008, divided by the number of outstanding shares of our common stock as of September 30, 2008).

We had net losses for the years ended December 31, 2007 and December 31, 2006, and for the three months ended September 30, 2008 and September 30, 2007; therefore, the calculation of our ratio of earnings to fixed charges for such periods is not applicable.

11.	Interests of directors and executive officers; transactions and arrangements concerning the awards.

A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. Our executive officers may participate in this offer. The non-employee members of our board of directors may not participate in this offer. As of November 11, 2008, our executive officers and directors (fourteen (14) persons) as a group held options and stock appreciation rights unexercised and outstanding under the Plan to purchase a total of 2,651,103 of our shares, which represented approximately 38.11% of the shares subject to all options and stock appreciation rights outstanding under the Plan as of that date.

The following tables below sets forth the beneficial ownership of each of our executive officers and directors of options and stock appreciation rights outstanding as of November 11, 2008. The percentages in the tables below are based on the total number of outstanding options and stock appreciation rights (i.e., whether or not eligible for exchange) to purchase our common stock, which was 6,956,640 as of November 11, 2008.

Name	Position	Number of Options and Stock Appreciation Rights Outstanding under the Plan	Percentage of Total Outstanding Options and Stock Appreciation Rights under the Plan
Anders B. Axelsson	Senior Vice President of Sales and Marketing	173,750	2.51%
Kathleen B. Bloch	Senior Vice President and General Counsel	263,750	3.80%
Frederik H. Bruggink	Senior Vice President and General Manager of our Service Provider Group	318,750	4.60%
Robyn M. Denholm	Director	25,000	*
Robert J. Finocchio, Jr.	Director	50,000	*
Russell Harris	Senior Vice President of Operations	244,853	3.53%
Robert Machlin	Senior Vice President, Products	75,000	1.08%
Armas Clifford Markkula, Jr.	Director	50,000	*
Robert R. Maxfield	Director	30,000	*
Richard M. Moley	Director	50,000	*
M. Kenneth Oshman	Chairman of the Board and Chief Executive Officer	907,500	13.09%
Betsy Rafael	Director	20,000	*
Larry W. Sonsini	Director	50,000	*
Oliver R. Stanfield	Executive Vice President and Chief Financial Officer	392,500	5.66%

*	Less than 1%.

Our executive officers are eligible to participate in this offer. The non-employee members of our board of directors are not eligible to participate in this offer.

Except as described below, to the best of our knowledge, no directors or executive officers, nor any affiliates of ours, were engaged in transactions involving options or stock appreciation rights to purchase our common stock, or in transactions involving our common stock during the past sixty (60) days before and including November 19, 2008.

The following director and executive officers were issued performance share grants under the Plan. Each performance share represents the right to receive one (1) share of Echelon Corporation common stock:

•	Robert R. Maxfield was granted 2,500 performance shares on October 10, 2008.

•	Anders B. Axelsson was granted 15,000 performance shares on October 23, 2008.

•	Kathleen B. Bloch was granted 15,000 performance shares on October 23, 2008.

•	Frederik H. Bruggink was granted 15,000 performance shares on October 23, 2008.

•	Russell Harris was granted 15,000 performance shares on October 23, 2008.

•	Robert Machlin was granted 15,000 performance shares on October 23, 2008.

•	M. Kenneth Oshman was granted 25,000 performance shares on October 23, 2008.

•	Oliver R. Stanfield was granted 15,000 performance shares on October 23, 2008.

•	Robert R. Maxfield was granted 2,500 performance shares on November 10, 2008.

Shares of Echelon Corporation common stock were issued to the following director and executive officers in accordance with the vesting of performance share grants under the Plan (the numbers reflect shares issued after withholding of shares for tax purposes).

•	3,213 shares were released to Robert R. Maxfield on September 28, 2008.

•	2,500 shares were released to Robert R. Maxfield on October 27, 2008.

•	1,406 shares were released to Anders B. Axelsson on October 31, 2008.

•	1,406 shares were released to Kathleen B. Bloch on October 31, 2008.

•	2,115 shares were released to Frederik H. Bruggink on October 31, 2008.

•	1,406 shares were released to Russell Harris on October 21, 2008.

12.	Status of awards acquired by us in the offer; accounting consequences of the offer.

Options and stock appreciation rights that we acquire through the offer will be cancelled and the shares subject to those awards will be returned to the pool of shares available for grants of new awards under the Plan. To the extent shares returning to these plans are not fully reserved for issuance upon the exercise of the new SARs to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible Plan participants, respectively, without further stockholder action, except as required by applicable law or the rules of the Nasdaq Global Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

As of January 1, 2006, we adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS 123(R), on accounting for share-based payments. Under SFAS 123(R), we will recognize the incremental compensation cost of the new SARs granted in the offer, if any, in addition to the remaining unamortized expense for the eligible awards. If there is any incremental compensation cost, it will be measured as the excess, if any, of the fair value of each grant of new SARs granted in exchange for exchanged awards over the fair value of the exchanged awards. The fair value of new SARs will be measured as of the date they are granted and the fair value of the exchanged awards surrendered will be measured immediately prior to their cancellation. If there is any incremental compensation cost, it will be recognized ratably over the vesting period of the new SARs. In the event that any of the new SARs expire or terminate prior to vesting, the compensation cost for the forfeited new SARs will not be recognized.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and stock appreciation rights and issuance of new SARs as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq Global Market listing requirements that would be required for the acquisition or ownership of our options and stock appreciation rights as contemplated herein.

Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered awards for exchange and to grant new SARs for tendered awards is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new SARs on the new grant date, we will not grant any new SARs. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the new grant date we will not grant any new SARs and you will not receive any other benefit for the options and/or stock appreciation rights you tendered and your eligible awards will not be accepted for exchange.

14.	Material income tax consequences.

Material U.S. federal income tax consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options and stock appreciation rights for new SARs pursuant to the offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of award holders. If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

If this offer is open for thirty (30) or more calendar days, incentive stock options held by employees who do not participate in this offer will be considered to have been modified as of the date this offer commenced, which will be considered a new date of grant for purposes of determining whether the employee will receive favorable U.S. tax treatment with respect to the incentive stock options. As a result, if this offer is open for thirty (30) or more calendar days in order to receive favorable U.S. tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two (2) years from the date this offer commenced (that is, more than two (2) years from November 19, 2008) and more than one (1) year after the exercise of the option (even if you do not exchange your incentive stock options for new SARs). If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. Currently, this offer is scheduled to expire on December 17, 2008. If the offer expires as scheduled, the offer will have remained open for twenty-nine (29) calendar days.

Material non-U.S. income tax consequences.

If you are subject to the tax laws in Australia, Germany, Hong Kong, Italy, Japan, Korea, the Netherlands, Sweden, Switzerland or the United Kingdom, please see the description of the tax consequences of the exchange of options and stock appreciation rights for new SARs pursuant to the offer under the tax laws of the applicable country, which is included in Schedules C – L of the Offer to Exchange.

We recommend that you consult your tax advisor with respect to the U.S. federal, state, local and any non-U.S. tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

New SARs, generally.

Eligible employees who exchange outstanding options and/or stock appreciation rights for new SARs will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

Nonstatutory stock options and stock appreciation rights.

If you participate in this offer, your eligible awards will be exchanged for new SARs. So that you are able to compare the tax consequences of new SARs to that of any stock options you may hold that are eligible awards, we have included the following summary as a reminder of the tax consequences generally applicable to options and SARs under U.S. federal tax law.

Under current law, an award holder generally will not realize taxable income upon the grant of a nonstatutory stock option or stock appreciation right. However, when you exercise a stock appreciation right, you generally will recognize ordinary income in an amount equal to the fair market value of any shares received and cash received (if any). When you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise (and any cash) you receive is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares of common stock purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.

We generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with eligible reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss and will be long-term or short-term depending on whether the shares were held for more than one (1) year. The holding period for the shares generally will begin just after the time you recognized income (though it could potentially begin sooner if you are taxed on the date of vesting with respect to discount stock appreciation rights and nonstatutory stock options, as described further below). The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.

If you were an employee at the time of the grant of the award, any income recognized upon exercise of a nonstatutory stock option or stock appreciation right generally will constitute wages for which withholding will be required.

Note that as a result of the American Jobs Creation Act of 2004 (referred to below as Section 409A), options and stock appreciation rights amended in a certain manner or granted with an exercise price that was lower than the fair market value of the underlying shares at the time of grant (“discount” awards) may be taxable to you before you exercise your award. As of the date of this offer, how such awards will be taxed is unclear. However, based on currently available guidance, we believe that, in the tax year in which a discount award vests, the holder of the discount award will have income recognition equal to the difference between the fair market value of the shares and the exercise price (the “spread”) and will be subject to the 20% tax on the spread. In addition, during each subsequent tax year (until the award is exercised or expires), the award may be subject to additional annual income and penalty taxes on any increase in value of the underlying stock. Finally, certain states also have adopted laws similar to Section 409A.

Consequently, the holder of the discount award also may incur additional taxes and penalties under state law provisions. For example, California has adopted a provision similar to Section 409A and thereby imposes a 20% tax with regard to discount awards (in addition to the federal 20% tax and any federal and state income taxes).

Incentive stock options.

Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three (3) months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than two (2) years after the date the incentive stock option was granted; and

•	more than one (1) year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.

Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one (1) year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

As noted above, if this offer is open for thirty (30) or more calendar days, incentive stock options held by employees who do not participate in this offer will be considered to have been modified as of the date this offer commenced, which will be considered a new date of grant for purposes of determining whether the employee will receive favorable U.S. tax treatment with respect to the incentive stock options. As a result, if this offer is open for thirty (30) or more calendar days in order to receive favorable U.S. tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two (2) years from the date this offer commenced (that is, more than two (2) years from November 19, 2008) and more than one (1) year after the exercise of the option (even if you do not exchange your incentive stock options for new SARs).

If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. Currently, this offer is scheduled to expire on December 17, 2008. If the offer expires as scheduled, the offer will have remained open for twenty-nine (29) calendar days.

We recommend that you consult your tax advisor with respect to the U.S. federal, state, local and any non-U.S. tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

Material tax consequences for non-U.S. countries.

If you participate in the offer and are subject to tax or social insurance contributions in Australia, Germany, Hong Kong, Italy, Japan, Korea, the Netherlands, Sweden, Switzerland or the United Kingdom, please refer to schedules C – L of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

15.	Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any awards. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible awards until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any awards elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of awards elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the awards promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to award holders or by decreasing or increasing the number of awards being sought in this offer. As a reminder, if a particular award expires after commencement, but before cancellation under the offer, that particular award is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular award that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that award would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options and stock appreciation rights sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible awards being sought in this offer or the consideration being offered by us for the eligible awards in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible awards, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible awards of such amendment, and we will extend the offer’s period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

16.	Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options or stock appreciation rights to be exchanged through this offer.

17.	Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your awards:

1.	Our definitive proxy statement on Schedule 14A for our 2008 annual meeting of stockholders, filed with the SEC on April 16, 2008;

2.	Our quarterly report on Form 10-Q for our fiscal quarter ended September 30, 2008, filed with the SEC on November 10, 2008;

3.	Our annual report on Form 10-K for our fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008, as amended on Form 10-K/A, filed with the SEC on May 16, 2008;

4.	Our current report on Form 8-K filed with the SEC on August 19, 2008 and November 6, 2008;

5.	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 2, 1998 and any further amendment or report filed thereafter for the purpose of updating such description; and

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Echelon Corporation, 550 Meridian Avenue, San Jose, California, 95126, Attention: Marsha Larsen.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18.	Financial statements.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2007, and quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008, are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial information from our annual report on Form 10-K, as amended, for our fiscal year ended December 31, 2007, and from our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.

19.	Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will awards be accepted from the award holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options and/or stock appreciation rights through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

Echelon Corporation

November 19, 2008

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF ECHELON CORPORATION

The directors and executive officers of Echelon Corporation are set forth in the following table:

Name	Position and Offices Held
Anders B. Axelsson	Senior Vice President of Sales and Marketing
Kathleen B. Bloch	Senior Vice President and General Counsel
Frederik H. Bruggink	Senior Vice President and General Manager of our Service Provider Group
Robyn M. Denholm	Director
Robert J. Finocchio, Jr.	Director
Russell Harris	Senior Vice President of Operations
Robert Machlin	Senior Vice President, Products
Armas Clifford Markkula, Jr.	Director
Robert R. Maxfield	Director
Richard M. Moley	Director
M. Kenneth Oshman	Chairman of the Board and Chief Executive Officer
Betsy Rafael	Director
Larry W. Sonsini	Director
Oliver R. Stanfield	Executive Vice President and Chief Financial Officer

The address of each executive officer and director is:

Echelon Corporation.

550 Meridian Avenue

San Jose, California 95126

Our executive officers may participate in this offer. The non-employee members of our board of directors are not eligible to participate in this offer.

A-1

SCHEDULE B

SUMMARY FINANCIAL INFORMATION OF ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	September 30, 2008 (Unaudited)	December 31, 2007 (As Restated) (1)	December 31, 2006 (As Restated) (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$80,030	$76,062	$37,412
Short-term investments	14,845	31,128	86,745
Accounts receivable, net	16,568	33,469	13,918
Inventories	16,956	14,012	11,359
Deferred cost of goods sold	7,123	6,656	19,060
Other current assets	5,544	2,092	2,138

Total current assets	141,066	163,419	170,632

Property and equipment, net	40,945	30,776	30,405
Goodwill	8,448	8,548	8,278
Other long-term assets	2,001	1,964	1,957

TOTAL ASSETS	$192,460	$204,707	$211,272

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,929	$12,945	$6,893
Accrued liabilities	5,830	4,551	4,796
Current portion lease financing obligations	1,407	2,900	2,579
Deferred revenues	14,415	16,312	26,843

Total current liabilities	29,581	36,708	41,111

LONG-TERM LIABILITIES
Lease financing obligations, net of current portion	25,720	13,151	16,052
Other long-term liabilities	1,660	1,637	446

Total long-term liabilities	27,380	14,788	16,498

STOCKHOLDERS’ EQUITY
Common stock	436	432	416
Additional paid-in capital	309,916	298,556	283,728
Treasury stock	(28,130)	(19,259)	(19,259)
Accumulated other comprehensive income	1,094	1,718	997
Accumulated deficit	(147,817)	(128,236)	(112,219)

Total stockholders’ equity	135,499	153,211	153,663

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$192,460	$204,707	$211,272

(1)	See Note 2, “Restatement of Consolidated Financial Statements,” of the Notes to Consolidated Financial Statements included in the Company’s annual report on Form 10-K/A for the fiscal year ended December 31, 2007.

B-1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		Fiscal Year Ended December 31,
	2008	2007	2008	2007	2007 (As Restated) (1)	2006 (As Restated) (1)
	(unaudited)		(unaudited)		(audited)
Revenues:
Product	$28,875	$23,733	$95,008	$89,247	$135,405	$56,515
Service	625	980	2,244	1,431	2,172	761

Total revenues	29,500	24,713	97,252	90,678	137,577	57,276

Cost of revenues:
Product	15,715	14,004	56,998	57,969	85,035	22,039
Service	592	722	1,980	1,710	2,360	1,877

Total cost of revenues	16,307	14,726	58,978	59,679	87,395	23,916

Gross profit	13,193	9,987	38,274	30,999	50,182	33,360

Operating expenses:
Product development	9,713	7,820	28,151	23,716	32,644	28,221
Sales and marketing	5,653	4,884	17,820	15,279	21,181	20,408
General and administrative	3,761	3,976	12,997	11,707	16,083	13,949

Total operating expenses	19,127	16,680	58,968	50,702	69,908	62,578

Loss from operations	(5,934)	(6,693)	(20,694)	(19,703)	(19,726)	(29,218)
Interest and other income, net	1,141	1,381	2,319	4,366	5,717	5,817
Interest expense on lease financing obligations	(435)	(297)	(974)	(924)	(1,211)	(1,379)

Loss before provision for income taxes	(5,228)	(5,609)	(19,349)	(16,261)	(15,220)	(24,780)
Income tax expense	136	108	230	323	452	350

Net loss	$(5,364)	$(5,717)	$(19,579)	$(16,584)	$(15,672)	$(25,130)

Net loss per share:
Basic	$(0.13)	$(0.14)	$(0.48)	$(0.42)	$(0.39)	$(0.64)

Diluted	$(0.13)	$(0.14)	$(0.48)	$(0.42)	$(0.39)	$(0.64)

Shares used in computing net loss per share:
Basic	40,554	40,121	40,704	39,622	39,891	39,487

Diluted	40,554	40,121	40,704	39,622	39,891	39,487

(1)	See Note 2, “Restatement of Consolidated Financial Statements,” of the Notes to Consolidated Financial Statements included in the Company’s annual report on Form 10-K/A for the fiscal year ended December 31, 2007.

B-2

SCHEDULE C

GUIDE TO TAX ISSUES IN AUSTRALIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible awards of options and/or stock appreciation rights in exchange for the grant of new SARs for eligible employees subject to tax in Australia. This summary is based on the law in effect in Australia as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new SARs are granted, the new SARs vest or you sell shares acquired upon the exercise of your vested new SARs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option and/or SARs Exchange

Your acceptance of this offer to exchange eligible options and/or stock appreciation rights for the grant of new SARs may give rise to taxation. The exchange will be treated as a disposal of your eligible options and/or stock appreciation rights in exchange for the right to receive the new SARs. Therefore, you may be taxed in relation to both of the following:

(1) the “cancellation” of the eligible options and/or stock appreciation rights; and

(2) the grant of the right to receive the new SARs.

The amount and characterization of taxable income will depend on whether you made an election to be taxed in the income year of the grant of the eligible options and/or stock appreciation rights (an “Election”). The tax treatment of the disposal of the eligible options and/or stock appreciation rights will also depend on whether the disposal is considered a non-arm’s length transaction (as is assumed below) or not. If, however, the Australian tax authorities take the view that the disposal is an arm’s length transaction, the tax treatment of the disposal of the eligible options and/or stock appreciation rights may be different than described below. Please seek appropriate professional advice as to the Australian taxation consequences in such circumstances.

If You Did Not Make an Election on Your Eligible Options and/or SARs

If you did not make an Election, you may be subject to tax on the market value (throughout this summary, “market value” is as defined under Australian tax law) of the eligible options and/or stock appreciation rights on the cancellation date (i.e., the disposal of these rights) at your marginal rate of tax.

The “market value” of your eligible options is the greater of:

(i) the market value of the shares that may be acquired by exercising the eligible options on the cancellation date less the exercise price, and

(ii) the value of the eligible options determined in accordance with a statutory formula.

Because the exercise price of the eligible options will exceed the market value of the underlying shares as of the cancellation date, the market value of the eligible options will be determined in accordance with a statutory formula.

The “market value” under the statutory formula is based on the market value of the underlying shares, the exercise price of the eligible options and the remaining exercise period. In accordance with the statutory formula, the “market value” of the eligible options will be nil where the market value of the underlying shares on the cancellation date is less than 50% of the exercise price of the eligible options.

The “market value” of your eligible stock appreciation rights is the greater of:

(i) the market value of the shares that may be acquired by exercising the eligible stock appreciation rights on the cancellation date, and

(ii) the value of the eligible stock appreciation rights determined in accordance with a statutory formula (calculated as discussed above).

If You Made an Election on Your Eligible Options and/or Stock Appreciation Rights

If you made an Election to be taxed at grant but your eligible options and/or stock appreciation rights are cancelled (before they are exercised), you will be deemed to have never acquired the eligible options and/or stock appreciation rights. Accordingly, you may amend your return your tax return for the year of grant and obtain a refund of the tax paid.

Grant of New SARs

You will not be required to pay any tax when you are granted the new SARs unless you make an Election to be taxed at grant.

If you make an Election to be taxed at grant, the taxable value of the new SARs will be calculated on the “market value” of the new SARs. The “market value” of the new SARs is the greater of:

(i)	the market value of the shares that may be acquired by exercising the new SARs on the grant date, and

(ii) the value of the new SARs determined in accordance with a statutory formula (calculated as discussed above).

If you make an Election to be taxed at grant, this amount will be included in the income year (i.e., the financial year ending 30 June) in which the new SARs are granted to you. Note that if you make the Election to be taxed upfront, the Election will cover all grants including any shares, options, restricted stock units, qualifying rights and qualifying shares (as defined under Australian tax law) in the Company that you acquire pursuant to an employee share plan during the income year.

Note also that if an Election is made, it must be made in your income tax return for the year in which you are granted the new SARs. The Commissioner of Taxation may, after receiving a request in an approved form, allow the Election to be made at a later time.

It is noted that if the market value of the new SARs (as determined above) in the income year is $1,000 or less and you satisfy certain conditions, you will be taken to have made the Election.

If you make an Election and you are taxed at grant but your new SARs are later lost (e.g., your new SARs are forfeited) before vesting, you will be deemed to have never acquired the new SARs. Accordingly, you may amend your tax return for the year of grant and obtain a refund of the tax paid.

Vesting of New SARs

You will not be subject to tax when the new SARs vest.

Taxation of New SARs If You Do Not Make an Election – Tax at Exercise (or such earlier “cessation time”)

If you do not make an Election, then you must include an amount in your assessable income for the income year in which the earliest cessation time occurs (in addition to income taxes, this amount is subject to the Medicare Levy).

Your cessation time is the earliest of the following:

(i)	the time when you exercise your new SARs (where the shares acquired as a result of exercise of your new SARs are unrestricted in terms of disposal and there are no conditions that could result in forfeiture);

(ii)	termination of your employment, unless the termination occurs because the Group is the subject of a qualifying takeover or restructure (the “Group” consists of the Company and its subsidiaries);

(iii)	the end of the 10-year period following the date of grant of the new SARs;

(iv)	the time of disposal of your new SARs (other than by exercise);

(v)	where the shares acquired on exercise of your new SARs are subject to disposal restrictions or forfeiture conditions, when the last restriction or condition ceases to have effect; or

(vi)	where there has been a qualifying takeover or restructuring, the time when you dispose of the shares which have been treated as a continuation of the shares acquired upon the exercise of your vested new SARs.

Because you are not required to provide any consideration for the grant and exercise of your vested new SARs, the amount you must include in your assessable income in the income year in which the cessation time occurs in relation to a new SAR will be:

•

if you dispose of the new SARs (or the shares acquired as result of exercising the new SARs) in an arm’s length transaction at the cessation time or within 30 days after the cessation time- the amount or value of any consideration that you receive on disposal of the new SARs (or the shares acquired on exercise of the new SARs); or

•	in any other case- the market value of the new SARs (or the shares acquired as a result of exercising the new SARs) at the cessation time.

Note that if you lose the benefit of the new SARs without exercising them, you may be treated as having never acquired the new SARs. Accordingly, you will not be required to include any amount in your taxable income.

Sale of Shares

Capital gains tax at sale will depend on whether you were initially taxed at grant or at the cessation time.

If You Elected to be Taxed at Grant: You will be subject to tax at your marginal tax rate (plus Medicare levy) on the difference between the sale proceeds (where the disposal is an arm’s length transaction) or the market value (where the disposal is a non-arm’s length transaction) and the market value of the new SARs at grant.

If You Were Taxed at Cessation: If your new SARs were taxed at the cessation time, the capital gains tax liability will be calculated as follows:

•	Shares Sold within 30 Days of Cessation at arm’s length – your tax treatment will be limited to the income tax consequences described above under “Taxation of New SARs If You Do Not Make an Election.”

•

Shares Sold More Than 30 Days After Cessation – you will be subject to tax at your marginal tax rate (plus Medicare levy) on the difference between the sale proceeds (where the disposal is an arm’s length transaction) or the market value (where the disposal is a non-arm’s length transaction) and the cost base of the shares acquired on exercise of your new SARs, where the cost base varies depending on the cessation time:

•	If the cessation time occurs before the new SAR is exercised, the cost base of the share acquired on exercise of your new SAR will be the market value of the SAR at the cessation time;

•	If the cessation time occurs when the new SAR is exercised, the cost base of the shares acquired on exercise of your new SARs will be the market value of the shares at the cessation time.

Shares Held for 12 Months or More

If the shares are held by you for 12 months or more, the capital gain subject to tax will be reduced by 50% (subject to you first applying any capital losses from the prior or current tax year against the full capital gain).

Capital Losses

If you sell the shares acquired on exercise of your new SARs in an arm’s length transaction at a price that is less than the cost base, then a capital loss equal to the difference will be available to be offset against same year or future year capital gains. A capital loss cannot be used to offset other income (including salary and wage income).

If the shares acquired on exercise of your new SARs are sold in a non-arm’s length transaction, a capital loss will be available only where the market value of the shares is less than the cost base.

Dividends

If you hold the shares received upon exercise of your vested new SARs, you may or may not receive dividends. You must include the gross amount of any dividend paid on the shares in your assessable income in the income year it is received. Such a dividend may also be subject to U.S. federal withholding tax. In that case, you may be entitled to a foreign income tax offset, whereby the U.S. federal income tax withholding is offset against the Australian tax payable on the dividend.

Withholding and Reporting

Under current law, your employer does not have a withholding obligation for any tax due at the time of the exchange, the grant or exercise of new SARs, the receipt of any dividends distributed by the Company on shares acquired upon the exercise of your vested new SARs and the disposal of such shares. You are required to pay and report any applicable taxes due on the exchange and in connection with your new SARs.

SCHEDULE D

GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible awards of options and/or stock appreciation rights in exchange for the grant of new SARs for eligible employees subject to tax in Germany. This summary is based on the law in effect in Germany as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new SARs are granted, the new SARs vest or you sell shares acquired upon the exercise of your vested new SARs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options and/or stock appreciation rights for the grant of new SARs pursuant to this offer.

Grant of New SARs

You will not be subject to tax when the new SARs are granted to you.

Vesting of New SARs

You will not be subject to tax when the new SARs vest.

Exercise of New SARs

When you exercise your vested new SARs, you will be subject to income tax, solidarity surcharge and church tax, if applicable, and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling for social insurance contributions) on the fair market value of the shares you acquire upon exercise.

Pursuant to Section 19a of the Income Tax Act (Einkommensteuergesetz), you may be able to deduct from the income received at exercise per calendar year the lesser of: (i) €135; and (ii) 50% of the fair market value of the shares acquired upon exercise, because this income results from the acquisition of stock in the parent company of your employer. You should confirm the availability of this deduction with your tax advisor.

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Dividends

If you hold the shares acquired upon exercise of your vested new SARs, you may or may not receive dividends. Dividends are subject to income tax in Germany and are also subject to U.S. federal income tax withholding. You will be responsible for declaring the dividends on your annual tax return and for paying the tax due in Germany.

Prior to January 1, 2009, if a dividend is declared on shares of Echelon common stock after you exercise your vested new SARs, one-half of any dividends paid with respect to the shares acquired upon exercise will be subject to income tax in Germany. You are solely responsible for reporting and paying any tax resulting from the receipt of any dividends. Currently, there is an annual tax free threshold of €750 for single tax payers (€1,500 for married taxpayers filing jointly), plus a tax deductible expense allowance of €51 for single tax payers (€102 for married taxpayers filing jointly) for investment income received during the relevant tax year, including dividends. A tax credit may be available against your German income tax for the U.S. federal income tax withheld.

On or after January 1, 2009, if a dividend is declared on shares of Echelon common stock after you exercise your vested new SARs, the full amount of any dividends paid with respect to the shares acquired upon exercise will be subject to tax at a flat rate of 25% (plus 5.5 % solidarity surcharge and church tax, if applicable) which will be withheld at the source. If the flat tax rate exceeds your personal income tax rate, you may elect a personal assessment to apply your personal income tax rate. From 2009 onwards, the annual tax-free threshold for investment income, including dividends, will be €801 for single taxpayers and €1,602 for married taxpayers filing jointly. A tax credit may be available against your German income tax for the U.S. federal income tax withheld.

Sale of Shares

According to the currently applicable rules, the disposal of the shares acquired upon exercise does not give rise to taxable gains provided: (i) you have held the shares for more than twelve (12) months, (ii) you have not, at any time during the last five (5) years, held 1% or more of the stated capital of the Company and (iii) the shares are not held as a business asset. A sale within twelve (12) months of acquisition will trigger income tax on 50% of the difference between the sales price and the amount previously subject to tax, provided your aggregate amount of capital gains is at least €512 for the calendar year.

For all shares acquired on or after 1 January 2009, the above holding period will not apply and new rules will apply to capital gains as follows:

Capital gains realized from the sale of shares will be qualified as investment income subject to a flat tax at a rate of 25% (plus 5.5% solidarity surcharge) provided: (i) you have not, at any time during the last five years, held 1% or more of the stated capital of the Company and (ii) the shares are not held as a business asset. The tax base for all categories of investment income including capital gains realized from the sale of shares is determined by taking into account a lump-sum deduction of €801 for income-related expenses if you are taxed individually, regardless of whether (i) you incurred any expenses or (ii) the expenses exceed €801.

You are responsible for declaring capital gains on your annual tax return and paying the tax due in Germany.

Withholding and Reporting

Your employer will be required to report and withhold income tax, solidarity surcharge and church tax, if applicable, and social insurance contributions (to the extent that you have not exceeded the applicable ceiling for social insurance contributions) at the time of exercise. It is your responsibility to pay any additional tax due.

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SCHEDULE E

GUIDE TO TAX ISSUES IN HONG KONG

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible awards of options and/or stock appreciation rights in exchange for the grant of new SARs for eligible employees subject to tax in Hong Kong. This summary is based on the law in effect in Hong Kong as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new SARs are granted, the new SARs vest or you sell shares acquired upon the exercise of your vested new SARs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Terms of New SARs Grant

SECURITIES LAW WARNING FOR ELIGIBLE OPTIONHOLDERS IN HONG KONG

WARNING: The offer to exchange eligible options and stock appreciation rights, grant of new SARs and the shares issued upon the exercise of your vested new SARs do not constitute a public offer of securities under Hong Kong law and, in Hong Kong, are available only to employees of the Company or its subsidiaries or affiliates.

Please note that this Offer to Exchange and your grant documents have not been reviewed by any regulatory authority in Hong Kong. You are cautioned to review the Offer to Exchange and grant documentation carefully, as they may not include the same information as an offer made by a Hong Kong issuer. If you are in any doubt about the contents of the Offer to Exchange, the new SARs grants or the Plan, you should obtain independent legal advice.

Tax Information

Option and/or Stock Appreciation Rights Exchange

You likely will not be subject to tax as a result of the exchange of eligible options and/or stock appreciation rights for the grant of new SARs pursuant to this offer.

Grant of New SARs

You will not be subject to tax when the new SARs are granted to you.

Vesting of New SARs

You will not be subject to tax when the new SARs vest.

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Exercise of New SARs

When you exercise your vested new SARs, you will be subject to salaries tax on the fair market value of the shares acquired upon exercise. You will not be subject to Mandatory Provident Fund contributions on the fair market value of the shares acquired upon exercise, as it is not considered “relevant income” for the purposes of your obligations under the Mandatory Provident Fund Schemes Ordinance.

Please note that, if you leave Hong Kong permanently and subsequently exercise your vested new SARs, the fair market value of the shares acquired upon exercise nevertheless will be considered Hong Kong-source income subject to salaries tax in Hong Kong. You may elect to settle your tax liability prior to leaving Hong Kong, thereby removing any continuing filing obligations. In such case, you will be taxed on the fair market value of the shares on the date of the “notional” exercise of the new SARs (both vested and unvested) based on the assumption that exercise occurs on a day within seven (7) days before the date of submission of your tax return for the year of assessment in which you permanently depart Hong Kong. If the value of the shares increases, such that the fair market value of the shares acquired upon the actual exercise is greater than the fair market value of the shares at the notional exercise, no additional tax will be due. If the value of the shares decreases, such that the fair market value of the shares acquired upon the actual exercise is less than the fair market value of the shares at the notional exercise, you may request a refund of any tax overpayment.

Dividends

If you hold the shares acquired upon the exercise of your vested new SARs, you may or may not receive dividends. Dividends are subject to U.S. federal income tax withholding.

Sale of Shares

You will not be subject to tax when you sell the shares acquired upon the exercise of your vested new SARs.

Withholding and Reporting

Your employer is not required to withhold income tax when you exercise the new SARs or when you subsequently sell the shares. Your employer is required to report your taxable benefits resulting from the exercise of your vested new SARs to the Hong Kong Inland Revenue Department. However, it is your responsibility to report and pay all applicable taxes due as a result of the exercise of your vested new SARs and sale of shares.

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SCHEDULE F

GUIDE TO TAX ISSUES IN ITALY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible awards of options and/or stock appreciation rights in exchange for the grant of new SARs for eligible employees subject to tax in Italy. This summary is based on the law in effect in Italy as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new SARs are granted, the new SARs vest or you sell shares acquired upon the exercise of your vested new SARs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option and/or Stock Appreciation Rights Exchange

You likely will not be subject to tax as a result of the exchange of eligible options and/or stock appreciation rights for the new SARs.

Please note that if you do not exchange your eligible options and subsequently exercise them, there are no social insurance contributions due. In contrast, if you exchange your eligible options for new SARs, social insurance contributions are due at the exercise of your vested new SARs as described below under “Exercise of New SARs.”

Grant of New SARs

You will not be subject to tax when the new SARs are granted to you.

Vesting of New SARs

You will not be subject to tax when the new SARs vest.

Exercise of New SARs

When you exercise your vested new SARs, you will be subject to income tax and social insurance contributions on the fair market value of the shares on the date they are delivered, which, for Italian tax purposes, is the average of the official prices of the shares over the month preceding the date of delivery of the shares (i.e., the average prices during the period ending on the date of delivery and starting on the same date of the preceding calendar month).

Dividends

If you hold the shares acquired upon the exercise of your vested SARs, you may or may not received dividends. Dividends are subject to income tax in Italy and are also subject to U.S.

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federal income tax withholding. If your employer is involved in making the payment to you, it may apply an Italian withholding tax at the rate of 12.5% on the dividend amount net of the U.S. federal income tax withheld. If your employer does not withhold the Italian tax, you will be responsible for reporting the dividends in your annual tax return and for paying the tax due at the rate of 12.5%.

Sale of Shares

You will be subject to tax when you sell your shares on the difference between the sales price and the amount previously subject to tax reduced by the expenses incurred to conduct the sale. The capital gain will be subject to tax at the rate of 12.5%. You are responsible for reporting and paying the tax due.

Withholding and Reporting

Your employer will be required to report and withhold income tax and social insurance contributions at the time of exercise.

Exchange Control Information

You must report the following on your annual tax return (or on a special form if no tax return is due): (1) the transfer of cash or shares exceeding €10,000 to or from Italy, (2) any foreign investments or investments held abroad at the end of the calendar year in excess of €10,000, and (3) the amount of the transfers to and from abroad which have had an impact during the calendar year on your foreign investments held outside of Italy.

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SCHEDULE G

GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible awards of options and/or stock appreciation rights in exchange for the grant of new SARs for eligible employees subject to tax in Japan. This summary is based on the law in effect in Japan as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new SARs are granted, the new SARs vest or you sell shares acquired upon the exercise of your vested new SARs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option and/or Stock Appreciation Rights Exchange

Japanese tax law does not clearly address the tax consequences of an option and/or stock appreciation rights exchange such as this offer to exchange. You likely will not be subject to tax as a result of the exchange of eligible options and/or stock appreciation rights for the new SARs, but this result is not certain given the lack of authority. Please consult your personal tax advisor regarding the tax consequences of accepting this offer.

Grant of New SARs

Although the tax treatment of the grant of new SARs upon cancellation of your eligible options and/or stock appreciation rights is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the new SARs are granted to you.

Vesting of New SARs

You will not be subject to tax when the new SARs vest.

Exercise of New SARs

Assuming you were not subject to tax at the time of the exchange (which is likely), when you exercise your vested new SARs, you will be taxed on the fair market value of the shares acquired. The fair market value of the shares acquired upon the exercise of your vested new SARs likely will be treated as remuneration income subject to income tax at your marginal tax rate. You likely will not be subject to social insurance contributions at exercise. If you were subject to tax at the time of the exchange, the tax results may be different. Please consult your personal tax advisor regarding the tax consequences of exercise in light of the taxation of accepting this offer.

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Dividends

If you hold the shares acquired upon the exercise of your vested SARs, you may or may not received dividends. Dividends are subject to income tax in Japan and are also subject to U.S. federal income tax withholding. You may be entitled to a foreign tax credit against your Japanese income tax for the U.S. federal income tax withheld.

Sale of Shares

When you sell the shares acquired upon the exercise of your vested new SARs, you generally will be subject to capital gains tax at a flat rate of 20%. The taxable amount will be the difference between the sale price and the fair market value of the shares on the date of exercise. You may be eligible for a reduced flat tax rate of 10%, as opposed to the standard flat rate of 20%, depending upon the circumstances of the sale (e.g., whether you sell the shares through a broker licensed in Japan). Please consult your personal tax advisor to determine whether you are eligible for a reduced rate.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your vested new SARs. You are solely responsible for filing a personal tax return and reporting and paying any taxes resulting from the offer to exchange, exercise of the new SARs and the sale of shares.

Please note that the Japanese tax authorities are aware that employees of Japanese affiliates of U.S. companies may earn substantial income as a result of their participation in equity incentive plans, and they are systematically auditing the tax returns of such employees to confirm that they have correctly reported the resulting income.

Exchange Control Information

If you acquire shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within twenty (20) days of the purchase of the shares.

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SCHEDULE H

GUIDE TO TAX ISSUES IN KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible awards of options and/or stock appreciation rights in exchange for the grant of new SARs for eligible employees subject to tax in Korea. This summary is based on the law in effect in Korea as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new SARs are granted, the new SARs vest or you sell shares acquired upon the exercise of your vested new SARs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option and/or Stock Appreciation Rights Exchange

You likely will not be subject to tax as a result of the exchange of eligible options and/or stock appreciation rights for the grant of new SARs pursuant to this offer.

Grant of New SARs

You will not be subject to tax when the new SARs are granted to you.

Vesting of New SARs

You will not be subject to tax when the new SARs vest.

Exercise of New SARs

When you exercise the new SARs, you will be subject to income tax on the fair market value of the shares acquired upon exercise. You will also be subject to social insurance contributions on the spread (to the extent you have not exceeded the applicable contribution ceiling).

Sale of Shares

When you sell the shares acquired upon the exercise of your vested new SARs, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at the time of exercise, unless your taxable gain in that year is less than the exempt amount, which is currently set at KRW2,500,000 for stock assets. Any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax. You will not be subject to the securities transaction tax, however.

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Withholding and Reporting

Your employer is not required to withhold and report income tax when you exercise your vested new SARs. However, your employer may be required to withhold social insurance contributions on the spread at the exercise of your vested new SARs. You are solely responsible for reporting and paying any taxes due as a result of this offer, the exercise of your vested new SARs and the subsequent sale of shares. If you join a Taxpayers’ Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction. Alternatively, you may report and pay the tax as part of your Global Tax Return, which must be filed by May 31 of the year following the year in which the taxable event occurred.

Exchange Control Information

Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within eighteen (18) months of the sale.

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SCHEDULE I

GUIDE TO TAX ISSUES IN THE NETHERLANDS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible awards of options and/or stock appreciation rights in exchange for the grant of new SARs for eligible employees subject to tax in the Netherlands. This summary is based on the law in effect in the Netherlands as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new SARs are granted, the new SARs vest or you sell shares acquired upon the exercise of your vested new SARs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option and/or Stock Appreciation Rights Exchange for Grant of New SARs

You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) as a result of the exchange of eligible vested options and/or vested stock appreciation rights for the grant of new SARs. Where you exchange vested options or stock appreciation rights, you will be taxed on the value of the new SARs granted to you. For the purpose of determining the value of the new SARs, we will use standard valuation techniques with which the Dutch tax authorities may or may not agree. (Please see the example below for details on how the tax is calculated.)

Please note that, if you terminate employment before you exercise your vested new SARs or your new SARs are otherwise forfeited, you may not be entitled to a refund of the tax paid at the time of the exchange.

You should not be subject to tax or social insurance contributions as a result of the exchange of eligible unvested options and/or eligible unvested stock appreciation rights for the grant of new SARs.

You should consult with your personal tax advisor regarding the potential tax consequences of the exchange before making any decision to accept this offer.

Vesting of New SARs

You will not be subject to tax when the new SARs vest.

Exercise of New SARs

When you exercise your vested new SARs, you will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) on the fair market value of the shares acquired upon exercise, less any amount on which you paid tax at the time of the exchange.

Dividends

If you hold the shares acquired upon the exercise of your vested new SARs, you may or may not receive dividends. Dividends are not subject to tax in the Netherlands, but they are subject to U.S. federal income tax withholding.

Sale of Shares

You will not be subject to capital gains tax when you sell the shares acquired upon the exercise of your vested new SARs, provided you hold less than a 5% interest in the Company as a private investment.

Investment Tax

You will be subject to an investment yield tax at an effective rate of 1.2% based on the average of the value of all assets that you own at the end of the year (including shares of the Company’s common stock). An exemption is available on the first €20,315 (for 2008) of the average value of the assets held during the relevant calendar year.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (if applicable) at the time of the exchange (if applicable) and at the exercise of your vested new SARs. It is your responsibility to report and pay any additional tax due.

Example

Please note that this example is meant to give you an indication of how the tax rules in the Netherlands apply to the exchange of eligible awards for the grant of new SARs. This example should not be taken as tax advice. You are strongly advised to check with you tax advisor with regard to the tax consequences to you of electing to participate in the exchange. Further, this example assumes that any eligible options that first vested prior to January 1, 2005 are subject to taxation at exercise pursuant to a request filed with the Dutch tax authorities.

Assume you have eligible options to purchase 1,000 shares with an exercise price of $15 per share. Also assume you have 1,000 eligible stock appreciation rights with an exercise price of $15 per share and that the eligible options and eligible stock appreciation rights are fully vested at the time of the exchange. Therefore, if you elect to participate in the offer, you will receive 500 new SARs in exchange for your 1,000 eligible vested options, and 500 new SARs in exchange for your 1,000 eligible vested stock appreciation rights (i.e., 1,000 new SARs for your 2,000 eligible awards). Further, assume that the fair market value of the Company’s common stock is $7 per share at the time of the exchange and the grant of new SARs. Therefore, the exercise price of your new SARs is $7 per share. Finally, assume that the fair market value of the Company’s common stock on the date you exercise your vested new SARs is $17 per share. Upon exercise of the new SARs, you will receive whole shares of the Company’s common stock only; any fractional amount will be rounded down to the nearest whole share.

Tax at Exchange

At the time of the exchange of your vested awards, you will be subject to tax on the value of the new SARs. The value of the new SARs at the time of the exchange is determined using standard valuation techniques with which the Dutch Tax Authorities may or may not agree. Such valuation will generally take into account the market value of the underlying shares at the time of the exchange and the fact that the new SARs are unvested and subject to forfeiture.

For purposes of this example only and noting that the value in this example has not been reached using a valuation model, please assume that the value of your new SARs at the time of exchange (determined under a valuation model) is $3,000 ($3,000 = $3 value per share x 1,000 new SARs). Therefore, you would be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) on this amount. Thus, assuming you are in the top income tax bracket, the social insurance contribution ceilings will have been reached and you will owe $1,560 ($3,000 taxable amount x 52% top income tax rate for 2008) in income taxes at the time of the exchange.

Tax at Exercise

Upon the exercise of your 1,000 vested new SARs, you will be subject to tax on the value of the shares you acquire at exercise less the value on which you were previously subject to tax at the time of the exchange.

Based on the assumptions above, you will receive 588 whole shares at $17 per share with a total fair market value of $9,996 which represents the appreciation in value of your 1,000 new SARs (588 shares with a value of $9,996 = ($17 fair market value per share at exercise - $7 exercise price per share) x 1,000 new SARs = $10,000 divided by $17 per share value). Therefore, you will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) on $9,996 less the value on which you paid tax at the time of the exchange, which is $3,000, producing a taxable amount of $6,996.

If you are in the top income tax bracket, the social insurance contribution ceilings will have been reached and the income tax due on the fair market value of shares you acquire at exercise will be $3,637.92 ($6,996 taxable amount x 52% top income tax rate for 2008).

Again, please note that this is only an example of the potential tax consequences related to the exchange and the subsequent exercise of your vested new SARs. This example is not intended to provide tax advice or to provide you with an accurate valuation of the new SARs at the time of the exchange. Finally, this example is not intended to provide you with a view about the value of Echelon shares on any date.

Other Information

Securities Notice

You should be aware of the Dutch insider trading rules which may impact the exercise of your vested new SARs and the sale of shares acquired upon the exercise of your vested new SARs. In particular, you may be prohibited from effecting certain share transactions if you have insider information about the Company. If you are uncertain whether the insider trading rules apply to you, you should consult with your personal legal advisor.

SCHEDULE J

GUIDE TO TAX ISSUES IN SWEDEN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible awards of options and/or stock appreciation rights in exchange for the grant of new SARs for eligible employees subject to tax in Sweden. This summary is based on the law in effect in Sweden as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new SARs are granted, the new SARs vest or you sell shares acquired upon the exercise of your vested new SARs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if your employment contract has been transferred from an employer in one country to an employer in another country after you were granted eligible options and/or stock appreciation rights, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option and/or SARs Exchange

You likely will not be subject to tax as a result of the exchange of eligible options and/or stock appreciation rights for the grant of new SARs pursuant to this offer.

Grant of New SARs

You will not be subject to tax when the new SARs are granted to you.

Vesting of New SARs

You will not be subject to tax when the new SARs vest.

Exercise of New SARs

When you exercise your vested new SARs, you will be subject to municipal income tax on the fair market value of the shares received at the time of delivery of shares to your account. You may also be required to pay state income tax if your income exceeds SEK340,900 annually (income year 2008). The income will be treated as ordinary income from employment.

Dividends

If you hold the shares received upon exercise of your vested new SARs, you may or may not receive dividends. Dividends are subject to capital gains tax in Sweden at a flat rate of 30% and are also subject to U.S. income tax withholding. A tax credit may be available against your Swedish income tax for the U.S. income tax withheld. You are responsible for reporting and paying the income tax due on the dividends in Sweden.

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Sale of Shares

You will be subject to capital gains tax on the gain when you sell the shares acquired upon the exercise of your vested new SARs. The gain is calculated as the difference between the sales price and the amount previously subject to tax. The capital gains tax is levied at a flat rate of 30%. As an alternative, you may elect to calculate the taxable capital gain as the difference between the sale proceeds less 20%, provided that the shares have not ceased to be listed due to redemption, merger, liquidation or bankruptcy. You are responsible for reporting and paying the capital gains tax due in Sweden.

Withholding and Reporting

Your employer will be required to report the income and withhold municipal income tax and state income tax (if applicable) at the time of exercise. It is your responsibility to report and pay any additional taxes due.

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SCHEDULE K

GUIDE TO TAX ISSUES IN SWITZERLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible awards of options and/or stock appreciation rights in exchange for the grant of new SARs for eligible employees subject to tax in Switzerland. This summary is based on the law in effect in Switzerland as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new SARs are granted, the new SARs vest or you sell shares acquired upon the exercise of your vested new SARs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option and/or Stock Appreciation Rights Exchange

You likely will not be subject to tax as a result of the exchange of eligible options and/or stock appreciation rights for the grant of new SARs pursuant to this offer, although this result is not certain.

Grant of New SARs

You likely will not be subject to tax when the new SARs are granted to you.

Vesting of New SARs

You likely will not be subject to tax when the new SARs vest.

Exercise of New SARs

When you exercise your vested new SARs, you likely will be subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions on the fair market value of the shares you acquire upon exercise.

If you move from your canton of residence before you exercise your vested new SARs, you may be subject to an exit tax, depending on the applicable cantonal tax legislation. Please consult your personal tax advisor regarding any exit tax that may apply if you are moving from your canton of residence.

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Wealth Tax

Shares issued to you upon the exercise of your vested new SARs will become part of your net wealth, which is subject to the net wealth tax levied at the cantonal and municipal levels.

Dividends

If you hold the shares acquired upon the exercise of your vested new SARs, you may or may not receive dividends. Dividends are subject to income tax in Switzerland and are also subject to U.S. federal income tax withholding. You may be entitled to a tax credit for the U.S. federal tax withheld.

Sale of Shares

When you sell the shares acquired upon the exercise of your vested new SARs, you will not be subject to capital gains tax provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.

Withholding and Reporting

If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), your employer is not required to withhold income tax on the taxable event, but is required to withhold applicable social insurance contributions. Your employer will report the grant and exercise of the new SARs on the annual certificate of salary (Lohnausweis) issued to you as of the end of the calendar year during which the new SARs are granted or exercised. You are responsible for attaching the certificate of salary to your income and wealth tax return and for paying any tax resulting from the new SARs. In addition, you must declare your new SARs, and the shares acquired upon exercise, in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your income and wealth tax return.

If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), your employer is required to withhold and report income tax and social insurance contributions on the taxable event. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.

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SCHEDULE L

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible awards of options and/or stock appreciation rights in exchange for the grant of new SARs for eligible employees subject to tax in the United Kingdom. This summary is based on the law in effect in the United Kingdom as of November 2008. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new SARs are granted, the new SARs vest or you sell shares acquired upon the exercise of your vested new SARs.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Terms of New SARs Grant

The new SARs are subject to your agreement to pay the employer National Insurance Contributions (“NICs”) liability on the fair market value of the shares acquired upon the exercise of your vested new SARs and to execute a joint election with Echelon and/or your employer to shift the employer NICs to you (unless you have already signed a joint election to that effect). Your eligible options and/or stock appreciation rights may also have been subject to a joint election for your payment of the employer NICs.

Tax Information

Option and/or SARs Exchange

You likely will not be subject to tax as a result of the exchange of eligible options and/or stock appreciation rights for the grant of new SARs pursuant to this offer.

Grant of New SARs

You will not be subject to tax when the new SARs are granted to you.

Vesting of New SARs

You will not be subject to tax when the new SARs vest.

Exercise of New SARs

When you exercise your vested new SARs, you will be subject to income tax at your marginal income tax rate on the fair market value of the shares you receive upon exercise. You will also be subject to employee NICs (currently at a rate of 11% on aggregate earnings up to £40,040 per year, and 1% on earnings above that) when you exercise your vested new SARs. Pursuant to a

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joint election between you and Echelon and/or your employer, you will also be responsible for the employer NICs liability (currently at a rate of 12.8%) on the fair market value of the shares acquired upon exercise of your vested new SARs.

Dividends

If you hold the shares received upon the exercise of your vested new SARs, you may or may not receive dividends. Dividends are subject to income tax in the UK and are also subject to U.S. federal income tax withholding. You may be entitled to a foreign tax credit against your UK income tax for the U.S. federal income tax withheld. You will be responsible for reporting the dividends to Her Majesty’s Revenue and Customs (“HMRC”) under the self-assessment tax system and for paying the tax due.

Sale of Shares

When you sell the shares acquired upon the exercise of your vested new SARs, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. Please note that, effective April 6, 2008, taper relief was abolished and any capital gains are subject to tax at a flat rate of 18%. Capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption (currently £9,600 for the tax year ending 5 April 2009). Furthermore, if you acquire other shares in Echelon, you must take into account the share identification rules in calculating your capital gains liability.

Withholding and Reporting

Your employer is required to withhold income tax and NICs at time of exercise. Your employer will calculate the income tax and NICs due on the exercise of your vested new SARs and account for these amounts to HMRC on your behalf. If, for any reason, your employer is unable to withhold the income tax under the Pay As You Earn (“PAYE”) system or by another method permitted in the applicable form of stock appreciation right agreement and country-specific appendix thereto, you must reimburse your employer for the tax paid within 90 days of the date of exercise of your vested new SARs, otherwise you will be deemed to have received a further taxable benefit equal to the amount of income tax due on the fair market value of the shares you receive upon exercise. This will give rise to further income tax and NICs payable by you.

On your employer’s annual tax and share plan returns, it is also required to report to HMRC the details of the exchange, the grant of the new SARs, the exercise of your vested new SARs, other related income and any tax withheld. You are responsible for reporting the exercise of your vested new SARs on your annual UK tax return and for reporting and paying any tax resulting from the sale of shares.

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